EXHIBIT 10.30

EXECUTION ORIGINAL

AGREEMENT RE RIGHT OF FIRST OFFER TO PURCHASE

AND OPTIONS TO PURCHASE

By and Between

PLAYA VISTA – WATER’S EDGE, LLC,

a Delaware limited liability company

(“Optionor”)

and

ELECTRONIC ARTS INC.,

a Delaware corporation

(“Optionee”)

ELECTRONIC ARTS
[ROFO/Option Agreement]

TABLE OF CONTENTS

		Page(s)

1.	Right Of First Offer To Purchase	2
2.	Purchase Options	5
3.	Limitation on Rights	10
4.	Notices/Delivery	13
5.	Optionor’s Representations and Warranties	15
6.	Optionee’s Representations and Warranties	15
7.	Entire Agreement	16
8.	Governing Law	16
9.	Successors and Assigns	17
10.	Attorneys’ Fees, Costs	17
11.	Time of Essence	17
12.	No Joint Venture	17
13.	Severability	17
14.	Memorandum	17
15.	Subordination/Recognition Agreement	17
16.	Estoppel	18
17.	Reciprocal Parking Agreement/Lot Line Adjustment	18
18.	Counterparts	19

(i)	ELECTRONIC ARTS [ROFO/Option Agreement]

INDEX

Page(s)

Action	17
ASA	8
Average Option Purchase Price	9
Building 1	1
Building 2	1
Building 3	1
control	3
credit tenant	10
Dispute Resolution Period	12
Documents	6
Escrow Holder,	3
Fair Market Value	9
Field	1
Field Easement	19
Final GAAP Loss Calculation	12
First Offer Notice	3
First Purchase Option	5
Foreclosure Event	3
Foreclosure Owner	3
GAAP Basis	11
GAAP Loss	11
GAAP Loss Number	12
Interest Notice	6
Lease	1
Lease Term	1
Lot Line Adjustment	19
MAI	8
Memorandum	17
Negotiation Period	4
Non-Disturbance Agreement	18
Offered Property	3
Option Agreement	1
Option Property	5
Option Purchase Date	6
Option Purchase Price	6
Optionee	1
Optionee Affiliate	10
Optionee Affiliated Entity	10
Optionee’s Exercise Notice	3
Optionee’s Notice Period	3
Optionee’s Option Exercise Notice	7
Optionee’s Price Proposal	7
Optionee’s Response Notice	7
Optionor	1
Optionor Affiliate	2
Optionor Member	2
Optionor’s Price Proposal	7
Optionor’s Put Notice	6
Optionor’s Put Option	6
Parking Easement	19

(i)

Page(s)

Permitted Mortgage/Lien Holders	18
Phase I/Phase II Allocation	11
Preliminary GAAP Notice	11
Project	1
Purchase Agreement	3
Qualified Transaction	5
Real Property	1
Right of First Offer	2
ROFO Purchase Price	3
Ruling	8
Second Purchase Option	6

(ii)

AGREEMENT RE RIGHT OF FIRST OFFER TO PURCHASE

AND OPTIONS TO PURCHASE

     This Agreement Re Right of First Offer to Purchase and Options to Purchase (hereinafter referred to as the “Option Agreement”) is made and entered into this 31st day of July, 2003 by and between PLAYA VISTA – WATER’S EDGE, LLC, a Delaware limited liability company (“Optionor”), and ELECTRONIC ARTS INC., a Delaware corporation (“Optionee”).

R E C I T A L S:

     A.        Optionor is the owner of certain real property situated in the City of Los Angeles, County of Los Angeles, State of California, as more particularly described on Exhibit “1” attached hereto and incorporated herein by this reference (the “Real Property”), which Real Property is currently improved with two (2) office buildings designated hereinafter as “Building 1” and “Building 2” located at 5510 and 5570 Lincoln Boulevard, respectively, Los Angeles, California. Optionor and Optionee acknowledge that Optionor may, in the future, construct another building on the Real Property, to be referred to herein as “Building 3”. Building 1, Building 2, and, when applicable, Building 3, together with the Real Property and all improvements thereon and appurtenances thereto are hereinafter, collectively, referred to as the “Project”. The Project is being developed in two phases (hereinafter, “Phase I” and “Phase II”). Phase I consists of the portion of the Real Property on which Building 1 and Building 2 are located, Building 1 and Building 2 and all improvements and appurtenances related thereto. Phase II consists of the that portion of the Real Property on which Building 3 will be located, Building 3, when constructed, and all improvements and appurtenances related thereto, including but not limited to, an approximately 60,000 square foot athletic field defined in the “Lease” (as defined below) as the “Field” (the “Field”) to be constructed in connection therewith. The portions of the Real Property on which each of Building 1, Building 2 and Building 3 are located are each separate, legally subdivided parcels, as shown in Exhibit A-1.

     B.        Pursuant to that certain Office Lease (as the same may be amended from time to time, the “Lease”), by and between Optionor and Optionee, Optionee has agreed to lease from Optionor certain premises situated on Phase I, the Field and a portion of any parking garage hereafter which may be constructed under the Field. This Option Agreement shall not be applicable to Phase II of the Project or the sale of any portion thereof, except as specifically provided herein.

     C.        In connection with, and as partial consideration for, Optionee’s entering into the Lease, Optionor agrees to grant to Optionee (i) an ongoing right of first offer to purchase any and all permitted portions (as hereinafter set forth) of the Project that Optionor elects to sell at any time during the term of the Lease, including any extensions thereof (the “Lease Term”), provided Optionor shall only offer to sell to Optionee either all of Phase I, individually, or all of Phase I and Phase II, collectively, and may not sell or offer to sell only a portion of any applicable Phase, and Optionor shall not have the obligation to offer Phase II to Optionee, if Optionor intends to sell Phase II individually, (ii) an option to purchase Phase I of the Project, as of the fifth (5th) anniversary of the Lease Commencement Date (as that term is defined in the Lease) and (iii) an option to purchase Phase I of the Project as of the tenth (10th) anniversary of the Lease Commencement Date, each upon the terms and conditions set forth in this Option

-1-	ELECTRONIC ARTS [ROFO/Option Agreement]

Agreement, provided, however, both of the foregoing option rights shall be subject to “Optionor’s Put Option” (defined in Section 2.1.3 below). The ongoing right of first offer granted herein shall be independent of any option rights granted herein, and subject to the terms of this Option Agreement may be exercised at any time. Further, any sale to Optionee of Phase I only, must also include either a fee interest or an exclusive easement interest in the Field, and a reciprocal parking easement, as set forth in Section 17 below.

     NOW, THEREFORE, in consideration of the parties’ mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.   Right Of First Offer To Purchase. Provided that (i) Optionee or an “Optionee Affiliate” (as defined below) is still the “Tenant” under the Lease, (ii) Optionee is not in monetary default under the Lease beyond any applicable notice and cure periods at the time of Optionee’s exercise of the “Right of First Offer” (as defined below), provided Optionor has delivered to Optionee written notice hereunder, in addition to any notice required under the Lease, of such default and given Optionee at least five (5) business days following delivery of such notice to cure such default, and Optionee fails to cure the default within such period, (nothing herein shall modify Optionor’s rights or remedies as Landlord under the Lease) (iii) Optionee has not subleased more than 40% of the Premises under the Lease at the time of such exercise of the Right of First Offer hereunder and on the applicable “Closing Date,” as defined in the “Purchase Agreement” (as defined below), and (iv) Optionee has not assigned its rights under the Lease to any entity except to an Optionee Affiliate, Optionee or the Optionee Affiliate shall have, throughout the Lease Term, as such may be extended, an on ongoing right of first offer (the “Right of First Offer”) to purchase the portion of the Project as permitted under this Option Agreement that Optionor elects to sell to any party other than an “Optionor Affiliate” or a “Foreclosure Owner,” (as each such term is defined below) (such other party hereinafter referred to as an “Unaffiliated Third Party”), whether or not such Optionor Affiliate purchases a direct or indirect, or partial or total, interest in the “Offered Property” (defined below) or any entity directly or indirectly owning all or a part of the Project or such Foreclosure Owner purchases title to the Offered Property. For purposes of this Option Agreement, an “Optionor Affiliate” shall mean (a) (i) CA-Playa Vista Water’s Edge Limited Partnership, a Delaware limited partnership, (ii) McGuire Partners SCS, Inc., a Delaware corporation, and (iii) McGuire Partners-PV Investor Partnership, L.P., California limited partnership, (iv) McGuire Properties Inc., a Maryland corporation, (v) Equity Office Properties Trust, and (vi) McGuire Partners Ltd., a California limited partnership (each of (a) (i)-(vi), an “Optionor Member”), or (b) an entity which is controlled by, controls or is under common control with Optionor or any Optionor Member, or (c) an entity which merges with or acquires or is acquired by Optionor or Optionor Member or a parent, subsidiary or member of Optionor or any Optionor Member, provided that if any entity acquires or merges with Optionor and such entity is not otherwise an Optionor Affiliate under items (a) or (b) of this Section 1, such acquiring entity after the acquisition or merger, shall not be deemed to be an Optionor Affiliate if the acquiring entity, in connection with such acquisition or merger, does not acquire any other material assets of any Optionor Member or (d) a transferee of substantially all of the assets or stock of Optionor or any Optionor Member, provided that if any entity acquires Optionor and such entity is not otherwise an Optionor Affiliate under items (a) or (b) of this Section 1, such acquiring entity after the acquisition shall not be deemed to be an Optionor Affiliate if the acquiring entity, in connection with such acquisition, does not acquire any other material assets of any Optionor

-2-	ELECTRONIC ARTS [ROFO/Option Agreement]

Member. For purposes of this Agreement, “control” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity, or majority ownership of any sort, whether through the ownership of voting securities, by contract or otherwise. For purposes of this Option Agreement, a “Foreclosure Owner” shall be an entity or person that is a “Permitted Mortgage/Lien Holder” (defined in Section 15 below), which becomes the owner of all or a portion of the Project through a foreclosure by trustee’s power of sale, judicially or otherwise, or as a purchaser at a foreclosure sale or by deed in lieu (collectively, a “Foreclosure Event”). Optionee’s Right of First Offer shall be on the terms and conditions set forth in this Section 1.

          1.1   Procedure for Offer. Prior to entering into any agreement to sell the Project, as a whole, or Phase I of the Project, individually, Optionor shall notify Optionee by written notice (the “First Offer Notice”) when and if Optionor desires to sell the Project or any permitted portion thereof, at any time during the Lease Term as the same may be extended, to an Unaffiliated Third Party, whether on the open market or pursuant to an existing offer to purchase received by Optionor, in any manner. Pursuant to such First Offer Notice, Optionor shall offer to sell the Project or the applicable permitted portion thereof (the “Offered Property”) to Optionee and such First Offer Notice shall be accompanied by a purchase and sale agreement in the form set forth in Exhibit 2 attached hereto (the “Purchase Agreement”), which Purchase Agreement shall: (A) set forth (i) the purchase price at which Optionor is willing to sell the Offered Property to Optionee (the “ROFO Purchase Price”), which ROFO Purchase Price shall be determined by Optionor, in Optionor’s sole and absolute discretion and need not be determined by Optionor in good faith, (ii) the required “Deposit” (as such term is defined in the Purchase Agreement), which Deposit shall not exceed three percent (3%) of the ROFO Purchase Price, (iii) the “Contingency Date” (as such term is defined in the Purchase Agreement), which shall in no event be less than thirty (30) days following the “Effective Date” (as such term is defined in the Purchase Agreement) of the Purchase Agreement, and (iv) the Closing Date, which shall in no event be less than sixty (60) days following the Effective Date of the Purchase Agreement; and (B) be executed by Optionor. If the Offered Property is comprised of Phase I, alone, the ROFO Purchase Price will include the value of the interest in the Field, as a fee interest or as an exclusive easement interest, as applicable, and the interest in the “Parking Easement” (defined in Section 17, below).

          1.2   Procedure for Acceptance.

               1.2.1   Acceptance of Offer by Optionee. If Optionee wishes to exercise its Right of First Offer in response to a First Offer Notice, then within ten (10) business days following Optionee’s receipt of the First Offer Notice (the “Optionee’s Notice Period”), Optionee shall notify Optionor in writing either (i) of Optionee’s exercise of the Right of First Offer or (ii) of Optionee’s interest in exercising the Right of First Offer, subject to a reservation of right to further negotiate the ROFO Purchase Price and/or any other terms of the First Offer Notice in its sole and absolute discretion (“Optionee’s Exercise Notice”). If Optionee does not reserve the right in Optionee’s Exercise Notice to further negotiate the ROFO Purchase Price and/or any other terms in the First Offer Notice, Optionee shall deliver to the escrow holder named in the Purchase Agreement (the “Escrow Holder) concurrent with Optionee’s delivery of Optionee’s Exercise Notice, the Deposit required in the Purchase Agreement and an executed copy of the Purchase Agreement. If, however, Optionee in Optionee’s Exercise Notice reserves the right to further negotiate as provided hereinabove, then Optionor shall negotiate with Optionee during a period not to exceed fifteen (15) business days following Optionor’s receipt of Optionee’s

-3-	ELECTRONIC ARTS [ROFO/Option Agreement]

Exercise Notice (the “Negotiation Period”) the terms of the First Offer Notice, including, if requested by Optionee, the ROFO Purchase Price. Optionor will act in good faith as to scheduling and attending meetings with Optionee during the Negotiation Period, provided that nothing herein shall be deemed in any manner to require Optionor to agree to change any terms of Optionor’s First Offer Notice or the Purchase Agreement, and any such changes may be made or rejected by Optionor, in Optionor’s sole and absolute discretion, without any requirement that Optionor do so acting in good faith. If, during the Negotiation Period, Optionor and Optionee mutually agree upon a change in the ROFO Purchase Price and/or such other terms in the First Officer Notice, then prior to the expiration of the Negotiation Period, Optionor and Optionee shall execute the Purchase Agreement and deliver it to the Escrow Holder reflecting the agreed-upon changes, the “Effective Date” of the Purchase Agreement shall be deemed the date on which the Purchase Agreement is delivered to the Escrow Holder as fully executed by both parties, and Optionee shall concurrently deliver to the Escrow Holder the Deposit required under the Purchase Agreement. If Optionee delivers (a) Optionee’s Exercise Notice to Optionor, and (b) the Purchase Agreement and the Deposit to the Escrow Holder, prior to the expiration of Optionee’s Notice Period, without any request for further negotiation, the “Effective Date” of the Purchase Agreement shall be deemed the date on which the fully executed Purchase Agreement is delivered to the Escrow Holder. Notwithstanding anything to the contrary contained herein, Optionee may at any time prior to the expiration of the Negotiation Period exercise the Right of First Offer by delivering the Purchase Agreement (with Optionor’s ROFO Purchase Price) and the Deposit to Escrow Holder. Optionor’s sale of the Offered Property to Optionee, and Optionee’s purchase thereof from Optionor, shall be subject to the terms and conditions of the Purchase Agreement. If the Purchase Agreement terminates in accordance with the terms thereof, then (1) Optionee shall be entitled to withdraw Optionee’s Exercise Notice and receive an immediate refund of the entire Deposit then held by the Escrow Holder, (2) Optionee and Optionor shall be relieved from all obligations under the Purchase Agreement, and (3) Optionor shall, subject to any of Optionee’s rights under the Purchase Agreement, be free to thereafter sell the Offered Property to any Unaffiliated Third Party on any terms elected by Optionor in its sole discretion, but subject to the terms of Section 1.2.2 below. Further, if the Purchase Agreement is terminated after the Contingency Date, solely as a result of a default by Optionor, or pursuant to the terms of the Purchase Agreement as a result of damage or destruction or condemnation, in addition to any remedies of Optionee under the Purchase Agreement, Optionee’s Right of First Offer hereunder shall be deemed to remain in full force and effect.

               1.2.2    Non-Acceptance of Offer by Optionee. If Optionee does not timely accept the terms of the First Offer Notice, or if Optionor and Optionee do not mutually agree upon the ROFO Purchase Price and/or such other terms in the First Offer Notice by the expiration of the Negotiation Period, and/or the Purchase Agreement terminates, in accordance with the terms thereof, then Optionor shall be free to sell the Offered Property, in the same configuration as offered to Optionee, to any Unaffiliated Third Party thereafter on any terms elected by Optionor in its sole discretion, provided that Optionor (i) enters into a fully executed purchase and sale agreement for the Offered Property with an Unaffiliated Third Party within nine (9) months following the expiration of Optionee’s Notice Period (or, if Optionee requests the right to negotiate in Optionee’s Exercise Notice, the expiration of the Negotiation Period), and (ii) consummates the sale of the Offered Property, in the same configuration as offered to Optionee, with such Unaffiliated Third Party as evidenced by recordation of a grant deed conveying the Offered Property to such Unaffiliated Third Party (a “Closing” or “Close”) within twelve (12) months following the expiration of Optionee’s Notice Period (or, if Optionee

-4-	ELECTRONIC ARTS [ROFO/Option Agreement]

requests the right to negotiate in Optionee’s Exercise Notice, the expiration of the Negotiation Period), provided Optionor shall not be required to re-offer the Offered Property to Optionee if any applicable purchase agreement entered into by Optionor within such period then remains executory and cannot be terminated by Optionor within such period, without resulting in the default of Optionor thereunder (the foregoing hereinafter referred to as a “Qualified Transaction”). In the event Optionor fails to enter into or Close a Qualified Transaction, following the expiration of the time periods allowed for a Qualified Transaction, Optionee’s Right of First Offer shall once again be applicable to the Offered Property.

               1.3   Term/Termination of Right of First Offer. The term of the Right of First Offer shall commence upon the full, unconditional, execution and delivery of the Lease and shall terminate:

                  1.3.1   In full, upon termination of the Lease for any reason.

                  1.3.2   With respect to an Offered Property, upon Optionee’s failure to timely exercise the Right of First Offer with respect to such Offered Property as set forth in Section 1.2 above (including timely execution of the Purchase Agreement and delivery of the Deposit), and, thereafter, the sale of such Offered Property under a Qualified Transaction.

                  1.3.3   With respect to an Offered Property, after the timely exercise of the Right of First Offer with respect to the Offered Property by Optionee with a request to further negotiate, and the failure of Optionee and Optionor to reach a mutual agreement to proceed with the purchase in accordance with the First Offer Notice and Purchase Agreement or any amendment thereof prior to the expiration of the Negotiation Period, and, thereafter, the sale of the Offered Property under a Qualified Transaction.

                  1.3.4   In full, upon the purchase of Phase I pursuant to the exercise of either of the Purchase Options in accordance with Section 2 below.

                  1.3.5   In full, upon the purchase of the Offered Property by a Foreclosure Owner.

          1.4   Quitclaim by Optionee. Upon the termination of the Right of First Offer pursuant to Section 1.3, above, in full, Optionee shall execute, acknowledge and deliver to Optionor, within five (5) business days following request therefor from Optionor, a standard and customary quitclaim deed relinquishing all rights of Optionee to purchase the Offered Property pursuant to this Section 1.

     2.      Purchase Options

2.1 Grant of Options.

                  2.1.1   First Purchase Option. Optionor hereby grants to Optionee an option to purchase all, but not less than all, of Phase I of the Project, together with either a fee interest or an exclusive easement interest in the Field and a reciprocal parking easement interest pursuant to Section 17 below (collectively, the “Option Property”) as of the date of the fifth (5th) anniversary of the Lease Commencement Date (the “First Purchase Option”), upon the terms and conditions set forth more particularly in this Section 2.

-5-	ELECTRONIC ARTS [ROFO/Option Agreement]

                  2.1.2   Second Purchase Option. Optionor hereby grants to Optionee an option to purchase the Option Property as of the date of the tenth (10th) anniversary of the Lease Commencement Date (the “Second Purchase Option”), upon the terms and conditions set forth more particularly in this Section 2. The date on which Optionee is required under the Purchase Agreement to purchase of the Option Property pursuant to either the First Purchase Option or the Second Purchase Option, which shall not be later than the date of the fifth (5th) or tenth (10th) anniversary, respectively, of the Lease, shall hereinafter be referred to as the “Option Purchase Date”.

                  2.1.3   Optionor’s Put Option. Notwithstanding anything to the contrary in this Section 2.1, or elsewhere in this Option Agreement, in the event Optionee elects to exercise either the First Purchase Option or the Second Purchase Option, in either event, if Phase II of the Project remains undeveloped (i.e., the construction of Building 3 has not commenced) at the time Optionee delivers Optionee’s “Interest Notice” (defined in Section 2.2.1.1 below) Optionor shall have the right, by delivering written notice of such election (“Optionor’s Put Notice”) not later than fifteen (15) business days following Optionor’s receipt of Optionee’s Interest Notice to “put” Phase II to Optionee (“Optionor’s Put Option”), meaning, if Optionor timely delivers Optionor’s Put Notice, Optionee may exercise the applicable Option Right in accordance with Section 2.2.1 below only with respect to both Phase I and Phase II of the Project, in which event, for all purposes of this Option Agreement the “Option Property” shall be deemed to include both Phase I and Phase II of the Project. If Optionor fails to deliver Optionor’s Put Notice in the time permitted hereunder, Optionor shall be deemed to have waived Optionor’s Put Option.

               2.2   Exercise of Purchase Options/Determination of Option Purchase Price. Provided that Optionee or Optionee Affiliate is the “Tenant” under the Lease, Optionee or an Optionee Affiliate, as the case may be, may exercise either the First Purchase Option or the Second Purchase Option, and the purchase price for the Option Property in either event (the “Option Purchase Price”) shall be equal to the “Fair Market Value” (as defined below) of the Option Property, which shall be determined, at the applicable time, in accordance with the terms of Section 2.2.2 below, or such other price as may be agreed to between the parties, in accordance with the terms of Section 2.2.1, below. In the event that the Option Property, is solely Phase I, together with the fee interest or exclusive easement interest, as applicable, in the Field, and an interest in the Parking Easement, the value of the applicable interest in the Field and the interest in the Parking Easement shall be included in the determination of the Fair Market Value of the Option Property.

                  2.2.1   Exercise.

                     2.2.1.1   In the event Optionee wishes to exercise either the First Purchase Option or the Second Purchase Option, Optionee shall, not later than nine (9) months prior to the applicable Option Purchase Date, deliver to Optionor a written notice (“Interest Notice”) notifying Optionor of Optionee’s interest in exercising the applicable Purchase Option and requesting that Optionor deliver to Optionee the “Documents” identified in Sections 4.1.3 and 4.1.4 of the Purchase Agreement; provided, however, the Interest Notice shall not be deemed defective or invalid if Optionee fails to request delivery of the Documents therein. Optionor shall within fifteen (15) business days following receipt of Optionee’s Interest Notice, (i) deliver the Documents to Optionee or make the Documents readily available to Optionee for its review at the Project, and (ii) if applicable, deliver Optionor’s Put Notice.

-6-	ELECTRONIC ARTS [ROFO/Option Agreement]

                     2.2.1.2   Optionee shall have until the date which is sixty (60) days following receipt of all of the Documents (as evidenced by Optionee’s written acknowledgment of receipt of the Documents, which acknowledgment shall be deemed given if not received by Optionor or if Optionor does not receive objection thereto within five (5) business days after Optionee’s receipt of written request for such acknowledgment from Optionor) to deliver written notice (“Optionee’s Option Exercise Notice”) to Optionor that Optionee is interested in exercising the applicable Purchase Option, subject to the terms of this Section 2. Optionee’s Option Exercise Notice shall state the proposed Option Purchase Price at which Optionee is willing to purchase the Option Property (“Optionee’s Price Proposal”).

                     2.2.1.3   Within ten (10) business days after receipt of Optionee’s Price Proposal, Optionor shall deliver to Optionee written notice (the “Optionor’s Price Proposal”) which notice shall state either (i) that Optionor agrees to Optionee’s Price Proposal or (ii) that Optionor disagrees with Optionee’s Price Proposal and, in such event, Optionor’s Price Proposal shall also set forth Optionor’s proposed Option Purchase Price at which Optionor is willing to sell the Option Property, and (iii) advise Optionee as to whether Optionor believes a “GAAP Loss” (as defined below) exists and concurrently deliver Optionor’s “Final GAAP Loss calculation” (including, if applicable, the allocation between Phase I and Phase II) based on Optionee’s and/or Optionor’s Price Proposal, pursuant to Section 3.3, below.

                     2.2.1.4   If Optionor’s Price Proposal states that Optionor agrees with Optionee’s Price Proposal, whether or not Optionor states that there is a GAAP Loss, then Optionor and Optionee shall execute the Purchase Agreement, which Purchase Agreement shall not have a contingency period and shall reflect (i) the proposed Option Purchase Price, as agreed to by the parties, and (ii) the Closing Date, which shall not be later than the applicable Option Purchase Date, and deliver it to the Escrow Holder and Optionee shall deliver the Deposit to Escrow Holder. Upon Optionor’s and Optionee’s execution and delivery of the Purchase Agreement, and Optionee’s delivery of the Deposit no further act on the part of either party shall be necessary to form a binding contract for the purchase and sale of the Option Property and the transaction shall proceed and close in accordance with the terms of the Purchase Agreement.

                     2.2.1.5   If Optionor’s Price Proposal states that Optionor disagrees with Optionee’s Price Proposal, whether or not Optionor states that there is a GAAP Loss, Optionee shall, within ten (10) business days after receipt of Optionor’s Price Proposal, deliver written notice to Optionor (“Optionee’s Response Notice”) stating either (i) that Optionee irrevocably exercises the applicable Purchase Option and Optionee agrees to purchase the Option Property at the Option Purchase Price set forth in Optionor’s Price Proposal, in which event (A) Optionee and Optionor shall, within five (5) business days after Optionor’s receipt of Optionee’s Response Notice, modify and execute the Purchase Agreement to reflect the agreed upon Option Purchase Price and deliver the new Purchase Agreement to the Escrow Holder, (B) Optionee shall, concurrent with delivery of the Purchase Agreement, deliver the Deposit to the Escrow Holder, and (C) the transaction shall proceed and close in accordance with the terms of the Purchase Agreement, as modified; or (ii) that Optionee irrevocably exercises the applicable Purchase Option, subject only to a determination of the applicable Option Purchase Price in accordance with the arbitration procedure set forth in Section 2.2.2 below, in which event Optionor and Optionee shall, within five (5) business days after Optionor’s receipt of Optionee’s Response Notice, execute the Purchase Agreement, subject to final determination of, and modification of the Purchase Agreement to reflect the Option Purchase Price as determined pursuant to Section 2.2.2 below, and deliver it to the Escrow Holder and concurrent with the

-7-	ELECTRONIC ARTS [ROFO/Option Agreement]

delivery of the Purchase Agreement, Optionee shall deliver the Deposit to Escrow Holder. Upon Optionor’s and Optionee’s execution and delivery of the Purchase Agreement and Optionee’s delivery of the Deposit, no further act on the part of either party shall be necessary to form a binding contract for the purchase and sale of the Option Property and the transaction shall proceed and close in accordance with the terms of the Purchase Agreement, subject only to determination of the applicable Option Purchase Price as set forth in Section 2.2.2 below, and modification of the Purchase Agreement to reflect such Option Purchase Price or (iii) that Optionee elects to withdraw Optionee’s Option Exercise Notice, in which event (A) the applicable Purchase Option shall be deemed terminated and of no further force and effect, and (B) Optionor shall be entitled thereafter to sell the Option Property to any party on any terms determined by Optionor in its sole discretion, subject only to (1) Optionee’s rights, if any, under Section 1 above, and (2) the Second Purchase Option if the terminated Purchase Option was the First Purchase Option.

                  2.2.2   Determination of Fair Market Value for the Project. In the event Optionee elects in Optionee’s Response Notice to exercise the applicable Purchase Option, subject to arbitration of the Option Purchase Price in accordance with this Section 2.2.2, the following terms shall apply:

                     2.2.2.1   Optionor and Optionee shall each appoint one unrelated neutral arbitrator who shall be certified as an MAI appraiser or as an ASA appraiser and shall have had at least ten (10) years experience within the previous fifteen (15) years as a real estate appraiser of office buildings in the County of Los Angeles area, with working knowledge of current market conditions and practices. For purposes hereof, an “MAI” appraiser means an individual who holds an MAI designation conferred by, and is an independent member of, the American Institute of Real Estate Appraisers (or its successor organization, or in the event there is no successor organization, the organization and designation most similar), and an “ASA” appraiser means an individual who holds the Senior Member designation conferred by, and is an independent member of, the American Society of Appraisers (or its successor organization, or, in the event there is no successor organization, the organization and designation most similar). The determination of the arbitrators shall be limited solely to the issue area of whether the Option Purchase Price in Optionor’s Price Proposal or in Optionee’s Price Proposal, is the closest to the actual Fair Market Value of the Option Property determined by the arbitrators, taking into account the requirements of Section 2.3, below. Each such arbitrator shall be appointed within fifteen (15) days after Optionor’s receipt of Optionee’s Response Notice.

                     2.2.2.2   The two arbitrators so appointed shall within ten (10) days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall have the same qualification as set forth in Section 2.2.2.1 above.

                     2.2.2.3   The three arbitrators shall within thirty (30) days of the appointment of the third arbitrator, (a) reach a decision as to the Fair Market Value of the Project and whether the proposed Option Purchase Price in Optionor’s Price Proposal or in Optionee’s Price Proposal is the closest to the Fair Market Value of the Project as determined by the arbitrators, and (b) simultaneously publish a ruling (the “Ruling”) indicating whether the proposed Option Purchase Price in Optionor’s Price Proposal or in Optionee’s Price Proposal is the closest to the Fair Market Value of the Project as determined by the arbitrators. Following the Ruling, the proposed Option Purchase Price selected by the arbitrators as being closest to the Fair Market Value of the Entire Project as determined by the arbitrators shall be deemed the

-8-	ELECTRONIC ARTS [ROFO/Option Agreement]

Option Purchase Price under the Purchase Agreement, and if necessary, the parties shall enter into an amendment to the Purchase Agreement reflecting the same.

                     2.2.2.4   The decision of the majority of the three arbitrators shall be binding upon Optionor and Optionee.

                     2.2.2.5   If either Optionor or Optionee fails to appoint an arbitrator within fifteen (15) days after the date Optionor receives Optionee’s Response Notice, the arbitrator appointed by one of them shall reach a decision, notify Optionor and Optionee thereof, and such arbitrator’s decision shall be binding upon Optionor and Optionee.

                     2.2.2.6   If the two arbitrators fail to agree upon and appoint a third arbitrator, or both parties fail to appoint an arbitrator, then the appointment of the third arbitrator or any arbitrator shall be dismissed and the parties shall submit a request to the American Institute of Real Estate Appraisers, or successor organization, to provide a list of five (5) qualified appraisers. Beginning with the appraiser appointed by Optionor, or Optionor, if no appraiser has been appointed, each appraiser or each party, as applicable, shall, within three (3) business days, strike the name of one (1) of the five (5) appraisers on such list, and the appraiser remaining after each appraiser or party, as applicable, has stricken two (2) names shall be the third appraiser.

                     2.2.2.7   The cost of the third appraiser shall be paid by Optionor and Optionee equally and they shall each pay their appointed appraiser.

                     2.2.2.8   If, for any reason, the arbitrators have not issued the Ruling by the applicable Option Purchase Date, the purchase transaction shall proceed based on an Option Purchase Price equal to the average of Optionor’s and Optionee’s proposed Option Purchase Prices (the “Average Option Purchase Price”) and Optionee shall deliver such amount at closing, provided, the difference between the Average Option Purchase Price and Optionor’s proposed Option Purchase Price shall be held in Escrow by the Escrow Holder until a final determination of the Option Purchase Price is determined by the arbitrators. If the Ruling results in Optionee’s Proposed Purchase Price being the Option Purchase Price, the amount held in escrow, including any interest earned thereon, shall be returned to Optionee, and Optionor shall, within ten (10) business days following receipt of the Ruling, reimburse Optionee for the difference between the Average Option Price and Optionee’s Option Purchase Price. If, on the other hand, the Ruling results in Optionor’s Proposed Purchase Price being the Option Purchase Price, the amount held in escrow, including any interest earned thereon, shall be disbursed to Optionor.

               2.3   Fair Market Value. The “Fair Market Value” of the Option Property shall be the amount that an Unaffiliated Third Party bona-fide buyer would pay to purchase, and a bona-fide seller would accept to sell, the Option Property based on the following assumptions: (i) the determination of the Fair Market Value of the Option Property shall be made as of the applicable Option Purchase Date; (ii) the sales transaction is between arms length unrelated parties, independently negotiating and represented; (iii) that if the Option Property is only Phase I, all leasable space in the Option Property is 100% leased, and if the Option Property is Phase I and Phase II, Phase I will be deemed to be 100% leased and the actual vacancy of Building 3 will be considered; (iv) that no space in the Option Property leased by Optionee is subleased; (v) that there shall be deductions for outstanding tenant improvement allowances or

-9-	ELECTRONIC ARTS [ROFO/Option Agreement]

leasing commissions, and Optionor shall pay such costs under the Purchase Agreement; (vi) that there is a 50-50 probability (and corresponding value) that all existing leases in the Option Property, including the Lease, shall be renewed for a term of five (5) years at the end of the then term of such leases, notwithstanding their actual terms; (vii) that Optionee is a “credit tenant” with a rating under Moody’s Rating Guidelines of Ba1; (viii) that credit should be given for any tenant lease that is executed and delivered before the Option Purchase Date; (ix) the fact that Optionee is an “owner occupier” will specifically not be taken into account, and (x) the physical condition and location of the Option Property and the actual terms and conditions of the Purchase Agreement shall all be taken into account.

               2.4   Term of Options. The terms of the First Purchase Option and Second Purchase Option shall commence upon the full, unconditional execution and delivery of the Lease and shall terminate upon any of the following.

                  2.4.1   The termination of the Lease for any reason.

                  2.4.2   The sale of the Option Property to Unaffiliated Third Party(s), subject to the terms hereof.

                  2.4.3   With respect to the First Purchase Option, Optionee’s failure to or election not to exercise such First Purchase Option, in accordance with the provisions of Section 2.2.1 above.

                  2.4.4   With respect to the Second Purchase Option, Optionee’s failure to (or election not to) exercise such Second Purchase Option in accordance with the provisions of Section 2.2.1 above.

               2.5   Quitclaim by Optionee. Upon the termination of a Purchase Option pursuant to Section 2.4 above, Optionee shall execute, acknowledge and deliver to Optionor, within five (5) business days following request therefor from Optionor, a standard and customary quitclaim deed relinquishing all rights of Optionee to purchase the Option Property under the applicable terminated Purchase Option.

3.	Limitation on Rights.

               3.1   Rights Personal. The Right of First Offer, First Purchase Option and Second Purchase Option granted herein are personal to Optionee and any “Optionee Affiliate” (as defined below) and may be exercised only by Optionee or Optionee’s Affiliate and may not be exercised by any other assignee or transferee of any of Optionee’s interest herein or in the Lease. For purposes herein, an “Optionee Affiliate” shall mean any of the following: (a) an entity which is controlled by, controls or is under common control with Optionee (an “Optionee Affiliated Entity”) or an Optionee Affiliated Entity ; (b) an entity which merges with or acquires or is acquired by Optionee or a parent or an Optionee Affiliated Entity, or a subsidiary of Optionee’s parent or an Optionee Affiliated Entity, (c) a transferee of all or substantially all of the assets of Optionee or an Optionee Affiliated Entity or an entity which is controlled by, controls or is under common control with Optionee, or an Optionee Affiliated Entity, or (d) a transfer, by operation of law or otherwise, in connection with the merger, consolidation or other reorganization of Optionee or an Optionee Affiliated Entity or of an entity which is controlled by, controls or is under common control with Optionee an Optionee Affiliated Entity, along with

-10-	ELECTRONIC ARTS [ROFO/Option Agreement]

any other entity which will qualify as an “affiliate” under California General Corporations Code Sections 150 and 5031.

     3.2   No Double Escrow. In the event Optionee exercises any right to acquire the Project or any permitted portion thereof, as provided under this Option Agreement, Optionee shall only take title to the Project, or the applicable permitted portion thereof, in Optionee’s or an Optionee Affiliate’s name and shall not concurrently with the closing of the applicable purchase transaction, or within one (1) year following the Closing, directly or indirectly transfer all or a portion of the ownership interest in the Project or the applicable permitted portion thereof, directly or indirectly to any party other than an Optionee Affiliate, and Optionee shall not acquire all or any permitted portion of the Project pursuant to a First Offer Right or Purchase Option, and, at the time of acquisition, have the intent to transfer the Project, either directly or indirectly, to any party other than an Optionee Affiliate. Optionor shall be entitled to seek damages resulting from a breach of the foregoing covenant. Notwithstanding anything in the foregoing to the contrary, the provisions of this Section 3.2 shall not apply to a (i) transfer by Optionee to an Optionee Affiliate, or vice versa, or (ii) to a transfer with respect to a “synthetic lease” or other similar financing transaction where the transfer of real estate is made solely in trust for financial reporting purposes and control of the ownership of the Project is not directly or indirectly transferred, or (iii) any loan, lien or mortgage placed on the Project.

     3.3   No GAAP Loss on Purchase Options.

                  3.3.1   GAAP Loss. Notwithstanding anything else contained in this Agreement, in no event shall Optionor be required to sell the Option Property to Optionee pursuant to a Purchase Option if such transaction will result in a “GAAP Loss” (as defined below) to Optionor. In the event that the Option Purchase Price would cause Optionor to have a GAAP Loss, Optionor shall have the right, in Optionor’s sole discretion, to terminate the applicable Purchase Option. A “GAAP Loss” shall mean that the net proceeds (after payment of all closing costs and other expenses) that would be received by Optionor from a sale of the Option Property to Optionee for the Option Purchase Price are less than the historical cost basis of Optionor in the Option Property, as determined in accordance with generally accepted accounting principles, provided that “historical cost” will include depreciation/amortization taken up to the date of the sale (such historical cost basis to be known as the “GAAP Basis”). In the event the Option Property is Phase I only, the determination of GAAP Loss will take into consideration an equitable allocation of acquisition and operational costs and expenses between Phase I and Phase II (the “Phase I/Phase II Allocation”). Optionor agrees that not later than December 31, 2004, Optionor shall deliver to Optionee, Optionor’s preliminary GAAP Basis analysis, as of a date no earlier than July 31, 2003, together with reasonable supporting evidence with respect thereto (the “Preliminary GAAP Notice”). Optionee shall then have a period of one hundred eighty (180) days following receipt of the Preliminary GAAP Notice, upon not less than fifteen (15) business days prior written notice, to commence an audit of Optionor’s books and records for the Project conducted by an independent certified accountant licensed in the State California, selected by Optionee, and that shall meet the same qualification required of the arbitrators in Section 3.3.2 below, for the purpose of verifying the calculation of the GAAP Basis set forth in Optionor’s Preliminary GAAP Notice. Optionor shall make available to the auditor, in a location in Los Angeles County, California, within fifteen (15) business days following selection of the auditor, all books and records of Optionor for the Project which are reasonably necessary for purposes of performing such audit, as reasonably determined by the auditor. The preceding audit shall be a one-time right, and Optionor shall not be required to

-11-	ELECTRONIC ARTS [ROFO/Option Agreement]

provide any further GAAP Basis notice calculation to Optionee thereafter, unless and until Optionee delivers Optionee’s Price Proposal as hereinafter set forth. The cost of Optionee’s audit with respect to Optionor’s Preliminary GAAP Notice shall be borne solely by Optionee. Further, if at the time Optionee delivers Optionee’s Price Proposal, or at the time Optionor delivers Optionor’s Price Proposal, Optionor believes that a GAAP Loss will result based on one of the price proposals, Optionor shall notify Optionee in Optionor’s Price Proposal that Optionee’s or Optionor’s Price Proposal will result in a GAAP Loss, and provide reasonable supporting evidence with respect thereto (the “Final GAAP Loss Calculation”), in which event unless Optionee elects within ten (10) business days following receipt of Optionor’s Price Proposal to accept the greater of the Fair Market Value of the Option Property as determined under Section 2, above, or the “GAAP Loss Number” (defined below), and exercise the applicable Purchase Option pursuant to Section 2.2.1.5(i) above, the applicable Purchase Option shall be of no further force and effect, provided Optionee shall have the right to notify Optionor in writing (“Optionee’s GAAP Dispute Notice”), within ten (10) business days following receipt of Optionor’s Price Proposal claiming a GAAP Loss, that Optionee disputes Optionor’s determination and/or supporting evidence, including any Phase I/Phase II Allocation and provide to Optionor, Optionee’s determination of the Final GAAP Loss Calculation. In such event, Optionor and Optionee shall meet and confer in good faith within and during a period not to exceed ten (10) business days following receipt by Optionor of Optionee’s GAAP Dispute Notice in an attempt to resolve any such dispute (the “Dispute Resolution Period”).

               3.3.2 Resolution of Dispute. If such dispute cannot be resolved within the Dispute Resolution Period, the matter shall be submitted to arbitration in accordance with the following terms.

                    3.3.2.1 Optionor and Optionee shall each appoint one arbitrator who shall be a certified public accountant from a nationally recognized accounting firm and who shall have recognized experience of not less than ten (10) years in financial analysis and real estate accounting principals with respect to real estate construction and development for major first class office projects of the nature of the Project. The determination of the arbitrators shall be limited solely to the issues of (i) whether or not a GAAP Loss exists, taking into consideration, if applicable, any Phase I/Phase II Allocation and all of other factors of this Section 3.3, and (ii) if a GAAP Loss exists, the amount necessary to be paid as the purchase price for the Option Property to avoid a GAAP Loss (the “GAAP Loss Number).” Each such arbitrator shall be appointed within five (5) business days after the expiration of the Dispute Resolution Period.

               3.3.3 The two arbitrators so appointed shall within ten (10) days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall have the same qualification as set forth in Section 3.3.1 above.

               3.3.4 Within five (5) business days following the appointment of the last arbitrator, Optionor and Optionee shall each submit to the arbitrators their respective determinations as to whether a GAAP Loss exists, and if applicable, their respective estimations of the GAAP Loss Number.

               3.3.5 The three arbitrators shall within thirty (30) days of the appointment of the third arbitrator, reach a decision and publish their ruling as to whether or not a GAAP Loss exists, and if so, whether Optionor’s estimated GAAP Loss Number or Optionee’s

ELECTRONIC ARTS
-12-	[ROFO/Option Agreement]

GAAP Loss Number is closest to the actual GAAP Loss Number as determined by the Arbitrators. The closest GAAP Loss Number to the actual GAAP Loss Number as determined by the Arbitrators shall then be the GAAP Loss Number for all purposes herein.

               3.3.6 The decision of the majority of the three arbitrators shall be binding upon Optionor and Optionee.

               3.3.7 If either Optionor or Optionee fails to appoint an arbitrator within five (5) business days after the expiration of the Dispute Resolution Period, the arbitrator appointed by one of them shall reach a decision, notify Optionor and Optionee thereof, and such arbitrator’s decision shall be binding upon Optionor and Optionee.

               3.3.8 If the two arbitrators fail to agree upon and appoint a third arbitrator, or both parties fail to appoint an arbitrator, then the appointment of the third arbitrator or any arbitrator shall be dismissed and the parties shall submit a request to the American Arbitration Association to provide a list of five (5) qualified arbitrators. Beginning with the arbitrator appointed by Playa, or Playa, if no arbitrator has been appointed, each arbitrator or each party, as applicable, shall, within three (3) business days, strike the name of one (1) of the five (5) arbitrators on such list, and the arbitrator remaining after each arbitrator or party, as applicable, has stricken two (2) names shall be the third arbitrator.]

               3.3.9 The cost of the third arbitrator shall be paid by Optionor to Optionee equally.

          After the arbitrators have determined if a GAAP Loss exists, the parties shall proceed in accordance with the provisions of Sections 2.2.1.3 through 2.2.1.5 and Section 2.2.2 above to determine the Fair Market Value of the Option Property. Thereafter, if Optionee has elected to accept the greater of (i) Fair Market Value of the Option Property as determined under Section 2, above or (ii) the GAAP Loss Number as determined by Section 3.3, above, pursuant to Section 3.3.1 above, Optionee shall pay the greater of (i) Fair Market Value of the Option Property as determined under Section 2, above or (ii) the GAAP Loss Number as determined by Section 3.3 above. If the arbitrators’ decision has not been delivered prior to the scheduled Closing Date for the applicable Purchase Option, the Closing, if it is to occur, based on the arbitrators’ decision shall be delayed until the date which is ten (10) days following delivery of the arbitrators’ decision.

     4.     Notices/Delivery. All notices or other communications required or permitted hereunder shall be in writing and shall be personally delivered (including by means of professional messenger service) by nationally recognized overnight courier service, messenger service or registered or certified mail, postage prepaid, return receipt requested. All written communications in accordance with the foregoing shall be deemed given (i) three (3) days after the date it is posted if sent by mail, or (ii) the date the overnight courier or personal delivery is made, or refused by the addressee, at the address set forth below, if delivered by 5:00 P.M., Los Angeles Time on a business day, the next business day if delivered after 5:00 P.M. of a business day or non-business day. Notices of change of address shall be given by written notice as described in this Section 4.

     Notice Address for Optionor:

ELECTRONIC ARTS
-13-	[ROFO/Option Agreement]

Playa Vista – Water’s Edge, LLC c/o Equity Office Properties 550 South Hope Street, Suite 2200 Los Angeles, California 90071 Attention: Regional Vice President

and

c/o Maguire Partners 555 West Fifth Street, Suite 500 Los Angeles, California 90013 Attention: Partner – Leasing

With copies to:

Equity Office 2 North Riverside Plaza Suite 2100 Chicago, Illinois 60606 Attention: Chief Legal Counsel

And to:
Allen Matkins Leck Gamble & Mallory LLP 1901 Avenue of the Stars Suite 1800 Los Angeles, California 90067 Attention: Anton N. Natsis, Esq.

Notice Address for Optionee:

at Optionee’s location at the Project Attention: Head of Facilities and COO EALA

and

Electronic Arts 209 Redwood Shores Parkway Redwood City, California 94065 Attention: General Counsel

and

209 Redwood Shores Parkway Redwood City, California 94065 Attention: Senior Director of Facilities and Corporate Services

ELECTRONIC ARTS
-14-	[ROFO/Option Agreement]

     5.     Optionor’s Representations and Warranties. Optionor hereby represents and warrants to Optionee the following matters:

          5.1 Optionor has the legal power, right and authority to enter into this Option Agreement, the Purchase Agreement and the instruments referenced herein and therein and to consummate the transactions contemplated hereby and thereby.

          5.2 All requisite action (corporate, trust, partnership or otherwise) has been taken by Optionor in connection with entering into this Option Agreement, the Purchase Agreement, and the instruments referenced herein and therein and the consummation of the transactions contemplated hereby and thereby.

          5.3 Neither the execution and delivery of this Option Agreement, the Purchase Agreement and the documents referenced herein and therein, nor the consummation of the transactions contemplated herein and therein, nor the compliance with the terms of this Option Agreement, the Purchase Agreement and the documents referenced herein and therein conflict with or result in a material breach of any terms, conditions or provisions of, or constitute a default under, any judicial or administrative order or decree, any note or other evidence of an indebtedness, any contract, deed of trust, loan, partnership agreement or other agreement to which Optionor is a party or affecting the Project or by which Optionor may be bound.

          5.4 There is no pending or contemplated action, suit, arbitration, claim or proceeding, at law or in equity, affecting all or any portion of the Project or in which Optionor is or will be a party by reason of Optionor’s ownership of the Project.

          5.5 No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending or threatened against Optionor.

          5.6 No consent of any partner, shareholder, creditor, investor, judicial or administrative body, authority or other party is required that has not been obtained. The individuals executing this Option Agreement and the instruments referenced herein on behalf of Optionor and the partners, members, officers or trustees of Optionor, if any, have the legal power, right, and actual authority to bind Optionor to the terms and conditions hereof and thereof. This Option Agreement and all documents required hereby to be executed by Optionor are and shall be valid, legally binding obligations of and enforceable against Optionor in accordance with their terms, subject only to applicable bankruptcy, insolvency, reorganization, moratorium laws or similar laws or equitable principals affecting or limiting the rights of contracting parties generally.

     6.     Optionee’s Representations and Warranties. Optionee hereby represents and warrants to Optionor the following matters:

          6.1 Optionee has the legal power, right and authority to enter into this Option Agreement and the instruments referenced herein and therein and to consummate the transactions contemplated hereby and thereby.

          6.2 All requisite action (corporate, trust, partnership or otherwise) has been taken by Optionee in connection with entering into this Option Agreement, and the instruments

ELECTRONIC ARTS
-15-	[ROFO/Option Agreement]

referenced herein and therein and the consummation of the transactions contemplated hereby and thereby.

          6.3 Neither the execution and delivery of this Option Agreement and the documents referenced herein and therein, nor the consummation of the transactions contemplated herein and therein, nor the compliance with the terms of this Option Agreement and the documents referenced herein and therein conflict with or result in a material breach of any terms, conditions or provisions of, or constitute a default under, any judicial or administrative order or decree, any note or other evidence of an indebtedness, any contract, deed of trust, loan, partnership agreement or other agreement to which Optionee is a party or by which Optionee may be bound.

          6.4 No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending or threatened against Optionee.

          6.5 No consent of any partner, shareholder, creditor, investor, judicial or administrative body, authority or other party is required that has not been obtained. The individuals executing this Option Agreement and the instruments referenced herein on behalf of Optionee and the partners, members, officers or trustees of Optionee, if any, have the legal power, right, and actual authority to bind Optionee to the terms and conditions hereof and thereof. This Option Agreement and all documents required hereby to be executed by Optionee are and shall be valid, legally binding obligations of and enforceable against Optionee in accordance with their terms, subject only to applicable bankruptcy, insolvency, reorganization, moratorium laws or similar laws or equitable principals affecting or limiting the rights of contracting parties generally.

     7.     Entire Agreement. This instrument, along with the attached exhibits, contains the entire agreement between the parties relating to the First Purchase Option, Second Purchase Option and the Right of First Offer herein granted and the purchase and sale of the Project or portions thereof pursuant hereto (other than any amendments to the Purchase Agreement entered into pursuant to the terms hereof). Any oral representations of modifications concerning this instrument or its exhibits shall be of no force or effect, excepting a subsequent modification in writing, signed by the party to be charged. This Option Agreement supersedes any prior oral or written agreement between the parties relating to the First Purchase Option, Second Purchase Option and Right of First Offer herein granted.

     8.     Governing Law. This Option Agreement shall be construed and enforced in accordance with the laws of the State of California. IN ANY ACTION OR PROCEEDING ARISING HEREFROM, OPTIONOR AND OPTIONEE HEREBY CONSENT TO (I) THE JURISDICTION OF ANY COMPETENT COURT WITHIN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, (II) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY CALIFORNIA LAW, AND (III) IN THE INTEREST OF SAVING TIME AND EXPENSE, TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS OPTION AGREEMENT.

ELECTRONIC ARTS
-16-	[ROFO/Option Agreement]

     9.     Successors and Assigns. This Option Agreement shall bind and inure to the benefit of the respective heirs, personal representatives, successors and assigns of the parties hereto. Optionee may not assign this Option Agreement, or any rights hereunder, at any time, except to an Optionee Affiliate, without the consent of Optionor, in Optionor’s sole judgment and discretion. Notwithstanding any assignment permitted hereunder, Optionee shall not be relieved of any of Optionee’s obligations hereunder unless such assignee assumes all of Optionee’s obligations hereunder.

     10.     Attorneys’ Fees, Costs. If either party (a) files any action or brings any proceeding against the other arising out of this Option Agreement, or (b) is made a party to any action or proceeding brought by the Escrow Holder, whether or not such action or proceeding is prosecuted to judgment (“Action”), then as between Optionor and Optionee (1) the unsuccessful party therein shall pay all costs incurred by the prevailing party therein, including reasonable attorneys’ fees and costs, court costs and reimbursements for any other expenses incurred in connection therewith, and (2) as a separate right, severable from any other rights set forth in this Option Agreement, the prevailing party therein shall be entitled to recover its reasonable attorneys’ fees and costs incurred in enforcing any judgment against the unsuccessful party therein, which right to recover post-judgment attorneys’ fees and costs shall be included in any such judgment. The right to recover post-judgment attorneys’ fees and costs shall (i) not be deemed waived if not included in any judgment, (ii) survive the final judgment in any Action, and (iii) not be deemed merged into such judgment. The rights and obligations of the parties under this Section 10 shall survive the termination of this Option Agreement.

     11.     Time of Essence. Time is of the essence of this Option Agreement.

     12.     No Joint Venture. Nothing in this Option Agreement, including the exhibits, or in the performance of this Option Agreement, shall create or be deemed to create a partnership or joint venture relationship between the parties hereto.

     13.     Severability. Should any part of this Option Agreement for any reason be declared invalid by a court or arbitrator of competent jurisdiction, such decision shall not affect the validity of any remaining portion, which shall remain in full force and effect as if this Option Agreement was entered into without including any such part, or portions which may, for any reason, be hereafter declared invalid.

     14.     Memorandum. Concurrently with the execution hereof, Optionor and Optionee shall execute and acknowledge a memorandum of this Option Agreement in the form attached to the Lease as Exhibit J (the “Memorandum”). Within five (5) business days following the date of the full execution and delivery of this Option Agreement and the Lease, Optionor shall cause the Memorandum to be recorded (at the sole cost and expense of Optionee) in the Official Records of Los Angeles County, California.

     15.     Subordination/Recognition Agreement. Subject to Optionee’s receipt of an appropriate non-disturbance agreement (which non-disturbance shall not recognize this Option Agreement as surviving a Foreclosure Event) as set forth below, this Option Agreement shall be subject and subordinate to the lien of any mortgages or trust deeds, now or hereafter in force against the Project, in favor of any Unaffiliated Third Party, if any, and/or renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, provided that the loan evidenced by

ELECTRONIC ARTS
-17-	[ROFO/Option Agreement]

the mortgage or trust deed is only made with respect to and is only secured by a trust deed on the Project. Optionee, shall within fifteen (15) business days following receipt of the request of Optionor, execute a commercially reasonable subordination agreement relating to the rights of Optionor under this Option Agreement, in favor of any mortgage holders or lienholders of Optionor who are Unaffiliated Third Parties (“Permitted Mortgage/Lien Holders”) who later come into existence at any time prior to the expiration of earlier termination of this Option Agreement, provided that the loan evidenced by the mortgage or trust deed is only made with respect to and is only secured by a trust deed on the Project, and provided, further, that such subordination agreement is in accordance with the provisions of this Section 15. Optionor acknowledges and agrees that Optionee’s receipt of a commercially reasonable non-disturbance agreement (“Non-Disturbance Agreement”) in favor of Optionee from any Permitted Mortgage/Lien Holder who later comes into existence at any time prior to the expiration of this Option Agreement shall be in consideration of, and a condition precedent to, Optionee’s agreement to be bound by the provisions of this Section 15 and any other provisions hereunder for the benefit of a Foreclosure Owner. Optionor agrees to use commercially reasonable efforts to obtain the agreement of any Permitted Mortgage/Lien Holders to provide notice to Optionee of any monetary default by Optionor and to permit Optionee to make payments directly to any such Permitted Mortgage/Lien Holder, in the event of Optionor’s failure to make required payments, and provided Optionee shall first notify Optionor prior to making any such payment and provide Optionor with not less than the greater of (i) ten (10) business days following Optionor’s receipt of Optionee’s notice, and (ii) the cure period permitted under the applicable mortgage or lien to cure such default.

16.     Estoppel. Within ten (10) business days following a request in writing by Optionor, Optionee shall execute, acknowledge and deliver to Optionor an estoppel certificate indicating therein to what extent Optionee’s Right of First Offer or either Purchase Option may exist at that time or that any or all of such rights have been waived or terminated, as applicable, and shall also contain any other information reasonably requested by Optionor or any mortgagee or transferee of Optionor’s interest in the Project. Any such certificate may be relied upon by any prospective mortgagee or transferee of all or any portion of the Project. Optionee shall execute and deliver whatever other commercially reasonable instruments may be reasonably required for such purposes. Failure of Optionee to execute, acknowledge and deliver such estoppel certificate or other instruments within five (5) business days after Optionor’s second request (which shall in no event be deemed delivered prior to the expiration of the initial 10 business day period) shall constitute an acknowledgment by Optionee that statements included in the estoppel certificate are true and correct, without exception.

     17.     Reciprocal Parking Agreement/Lot Line Adjustment. In the event that either (i) Optionee exercises the Right of First Offer or either the First Purchase Option or Second Purchase Option with respect to Phase I of the Project only, in accordance with the terms of this Option Agreement, or (ii) Optionor sells Phase II of the Project, as and when permitted under this Option Agreement, separately from Phase I, to any party other than Optionee, Optionor shall, at its election, either (A) obtain and record a lot line adjustment such that the legal parcel comprising Phase I of the Project, as it currently exists of the date of this Option Agreement, (i.e., exclusive of the Field) will be adjusted to cause the portion of the Real Property on which the Field is located to be included (as a fee interest or air rights parcel) as part of the Real Property comprising Phase I of the Project (the “Lot Line Adjustment”), or (B) alternatively, in the event of the purchase of Phase I by Optionee, enter into with Optionee, or in the event of a

ELECTRONIC ARTS
-18-	[ROFO/Option Agreement]

sale of Phase II separately to a third party, cause to be recorded, an exclusive easement, for the benefit of the owner of Phase I, for the use of the Field (the “Field Easement”). The Field Easement shall be in a commercially reasonable form acceptable to both Optionor and Optionee and shall require, at a minimum, that Optionee shall have exclusive use of the Field, and shall maintain, and assume all costs, including an equitable portion of real estate taxes and assessments, for maintenance of, the Field, and that Optionee shall indemnify Optionor or any other owner of Phase II, from all liability resulting from Optionee’s exercise of the rights under the easement and/or its use of the Field. Further, if Building 3 and its related improvements on Phase II have not been completed, the Field Easement shall recognize the fact that Optionee or any other owner of Phase I will not have the use of the Field during the construction of Building 3 and its related improvements, for the period of time, and subject to the terms and conditions with respect thereto, as set forth in the Lease. In addition, in the event of the purchase of Phase I by Optionee, Optionee and Optionor shall enter into, or in the event of a sale of Phase II separately to a third party, Optionor shall cause to be recorded, a reciprocal parking easement for parking in the parking facilities located beneath the Field, and ingress and egress with respect thereto (the “Parking Easement”), which easement shall provide for the number of parking spaces to be allocated to the owner of Phase I and the number of parking spaces to be allocated to the owner of Phase II as required under the Lease and shall be in a commercially reasonable form acceptable to both Optionor and Optionee. Optionor and Optionee agree that, (i) in the event of a purchase of Phase I by Optionee, pursuant to a Purchase Option, during the period between delivery of Optionee’s Interest Notice and delivery of Optionee’s Price Proposal, and (ii) in the event of a purchase of Phase I by Optionee pursuant to a Right of First Offer, prior to the Contingency Date set forth in the Purchase Agreement, Optionor and Optionee shall meet in good faith and mutually agree upon the terms and conditions of the Lot Line Adjustment or Field Easement, as elected by Optionor, and the Parking Easement. Further, upon a sale of Phase II separately, Optionor and Optionee and any other necessary third party(ies) shall meet and in good faith negotiate the terms of the required Lot Line Adjustment or Field Easement and Parking Easement in the time required pursuant to the applicable transaction. In such event, Optionee shall not have the right to object to or prevent the recordation of any of the Lot Line Adjustment, Field Easement or Parking Easement because of matters set forth in any of the Lot Line Adjustment, Field Easement or Parking Easement, so long as Optionee’s rights with respect to the Field and reciprocal parking as hereinabove specified are not materially altered.

     18.     Counterparts. This Option Agreement may be executed in several original counterparts, each of which and all together will constitute this Option Agreement in its entirety.

     IN WITNESS WHEREOF, the parties have executed this Option Agreement as of the date first above written.

[SIGNATURES FOLLOW, EACH ON A SEPARATE PAGE]

ELECTRONIC ARTS
-19-	[ROFO/Option Agreement]

SIGNATURES TO THAT CERTAIN AGREEMENT RE RIGHT OF FIRST OFFER TO PURCHASE AND OPTIONS TO PURCHASE BY AND BETWEEN PLAYA VISTA – WATER’S EDGE, LLC, A DELAWARE LIMITED LIABILITY COMPANY, AND ELECTRONIC ARTS INC., A DELAWARE CORPORATION, DATED JULY 31, 2003

OPTIONOR:

PLAYA VISTA – WATER’S EDGE, LLC,
a Delaware limited liability company

By:	CA-Playa Vista Water’s Edge Limited
Partnership, a Delaware limited partnership,
its Co-Manager

	By:	EOM GP, L.L.C.,
a Delaware limited liability company,
its general partner

		By:	Equity Office Management, L.L.C.,
a Delaware limited liability company,
its non-member manager

By: /s/ Robert E. Dezzutti

Name: Robert E. Dezzutti
Its: Senior Vice President

By:	Maguire Partners – PV Investor Partnership,
L.P., a California limited partnership,
its Co-Manager

	By:	Maguire Partners – PV IP GP, LLC,
a California limited liability company,
its general partner

		By:	Maguire Partners SCS, Inc.,
a California corporation
its Manager

By: /s/ John A. Morales

John A. Morales
Senior Vice President

ELECTRONIC ARTS
[ROFO/Option Agreement]

SIGNATURES TO THAT CERTAIN AGREEMENT RE RIGHT OF FIRST OFFER TO PURCHASE AND OPTIONS TO PURCHASE BY AND BETWEEN PLAYA VISTA — WATER’S EDGE, LLC, A DELAWARE LIMITED LIABILITY COMPANY, AND ELECTRONIC ARTS INC., A DELAWARE CORPORATION, DATED JULY 31, 2003

OPTIONEE:

ELECTRONIC ARTS INC.,
a Delaware corporation

By:	/s/ Lawrence F. Probst III

Its:	Chief Executive Officer

By:

Its:

ELECTRONIC ARTS
[ROFO/Option Agreement]

EXHIBIT “1”

LEGAL DESCRIPTION OF THE REAL PROPERTY

The land referred to in this policy is situated in the county of Los Angles, State of California, and is described as follows:

PARCEL A-1:

PARCEL 1 OF CERTIFICATE OF COMPLIANCE FOR LOT-LINE ADJUSTMENT RECORDED APRIL 10, 2001 AS INSTRUMENT NO. 01-600995 OF OFFICIAL RECORDS, MORE PARTICULARLY DESCRIBED AS:

THAT PORTION OF LOTS 6 AND 7 OF TRACT NO. 49104-03, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP FILED IN BOOK 1240 PAGES 26 THROUGH 32 INCLUSIVE OF MAPS, RECORDS OF SAID COUNTY, DESCRIBED AS FOLLOWS:

BEGINNING AT THE MOST WESTERLY CORNER OF SAID LOT 6; THENCE ALONG THE NORTHWESTERLY LINE OF SAID LOT 6 NORTH 62º21’36” EAST 367.18 FEET; THENCE SOUTH 27º38’02” EAST 267.08 FEET TO A LINE PARALLEL WITH SAID NORTHWESTERLY LINE OF LOT 6 AND WHICH PASSES THROUGH A POINT ON THE SOUTHWESTERLY LINE OF SAID LOT 7 DISTANT THEREON NORTHWESTERLY 163.16 FEET FROM THE MOST WESTERLY, SOUTHERN CORNER OF LOT 8 OF SAID TRACT; THENCE SOUTH 62º21’36” WEST 337.78 FEET ALONG SAID PARALLEL LINE TO SAID SOUTHWESTERLY LINE OF SAID LOT 7; THENCE ALONG SAID SOUTHWESTERLY LINE AND THE SOUTHWESTERLY LINE OF SAID LOT 6, THE FOLLOWING THREE COURSES:

1)	NORTH 27º04’18” WEST 102.84 FEET;

2)	NORTH 38º17’34” WEST 123.72 FEET TO THE BEGINNING OF A CURVE, CONCAVE NORTHEASTERLY AND HAVING A RADIUS OF 1,948.11 FEET.

3)	THENCE NORTHWESTERLY 43.32 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 01º16’26” TO THE POINT OF BEGINNING.

EXCEPTING THEREFROM THE RIGHT TO ALL OIL, GAS AND OTHER HYDROCARBONS IN SAID LAND, TOGETHER WITH THE EXCLUSIVE RIGHT TO USE PERPETUALLY THE SUBSURFACE OIL AND/OR GAS FORMATIONS FOR INSPECTING, STORING AND WITHDRAWING NATURAL GAS THEREIN AND THEREFROM AND FOR REPRESSURING THE SAME, BUT NOT EXCLUDING OR RESERVING, HOWEVER, THE RIGHT TO GO UPON OR USE THE SURFACE OF SAID LAND OR ANY PART OR PORTIONS THEREOF, AS RESERVED BY THE UNITED STATES OF AMERICA, AND ITS ASSIGNS, BY DECREE ENTERED FEBRUARY 5, 1952, IN UNITED STATES DISTRICT COURT, SOUTHERN DISTRICT OF CALIFORNIA, CENTRAL DIVISION, CASE NO. 2454-B, CIVIL; A CERTIFIED COPY OF WHICH WAS RECORDED FEBRUARY 18, 1952, AS INSTRUMENT NO, 3526, IN BOOK 38244

PAGE 397, OFFICIAL RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

PARCEL A-2

PARCEL 2 OF CERTIFICATE OF COMPLIANCE FOR LOT LINE ADJUSTMENT RECORDED APRIL 10, 2001 AS INSTRUMENT NO. 01-0600995, OF OFFICIAL RECORDS, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

THAT PORTION OF LOTS 7 AND 8 OF TRACT NO. 49104-03, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP FILED IN BOOK 1240, PAGES 26 THROUGH 32 INCLUSIVE OF MAPS, RECORDS OF SAID COUNTY, DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON THE SOUTHWESTERLY LINE OF SAID LOT 7 DISTANT THEREON NORTHWESTERLY 163.16 FEET FROM THE MOST WESTERLY, SOUTHERN CORNER OF SAID LOT 8; THENCE PARALLEL WITH THE NORTHERLY LINE OF LOT 6 OF SAID TRACT, NORTH 62°21’36” EAST 322.95 FEET TO A LINE WHICH BEARS SOUTH 27º38’02” EAST AND WHICH PASSES THROUGH A POINT IN SAID NORTHERLY LINE DISTANT NORTH 62°21’36” EAST 352.35 FEET FROM THE MOST WESTERLY CORNER OF SAID LOT 6; THENCE SOUTH 27°38’02” EAST 196.04 FEET TO THE SOUTHERLY LINE OF SAID LOT 8; THENCE ALONG THE SOUTHEASTERLY, SOUTHERLY AND SOUTHWESTERLY LINE OF SAID LOT 8 AND THE SOUTHWESTERLY LINE OF LOT 7 THE FOLLOWING THREE COURSES:

1)	SOUTH 61°14’56” WEST 285.50 FEET;

2)	NORTH 72°54’4l” WEST 54.60 FEET;

3)	NORTH 27°04’18” WEST 163.16 TO THE POINT OF BEGINNING.

EXCEPTING THEREFROM THE RIGHT TO ALL OIL, GAS AND OTHER HYDROCARBONS IN SAID LAND, TOGETHER WITH THE EXCLUSIVE RIGHT TO USE PERPETUALLY THE SUBSURFACE OIL AND/OR GAS FORMATIONS FOR INSPECTING STORING AND WITHDRAWING NATURAL GAS THEREIN AND THEREFROM AND FOR REPRESSURING THE SAME, BUT NOT EXCLUDING OR RESERVING, HOWEVER, THE RIGHT TO GO UPON OR USE THE SURFACE OF SAID LAND OR ANY PART OR PORTIONS THEREOF, AS RESERVED BY THE UNITED STATES OF AMERICA, AND ITS ASSIGNS, BY DECREE ENTERED FEBRUARY 5, 1952, IN UNITED STATES DISTRICT COURT, SOUTHERN DISTRICT OF CALIFORNIA, CENTRAL DIVISION, CASE NO. 2454-B, CIVIL; A CERTIFIED COPY OF WHICH WAS RECORDED FEBRUARY 18, 1952, AS INSTRUMENT NO. 3526, IN BOOK 38244 PAGE 397, OFFICIAL RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

PARCEL A-3:

PARCEL 3 OF CERTIFICATE OF COMPLIANCE FOR LOT LINE ADJUSTMENT RECORDED APRIL 10, 2001 AS INSTRUMENT NO. 01-0600995, OF OFFICIAL RECORDS, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

LOTS 6, 7 AND 8 OF TRACT NO. 49104-03, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP FILED IN BOOK 1240 PAGES 26 THROUGH 32 INCLUSIVE OF MAPS, RECORDS OF SAID COUNTY, EXCEPTING THEREFROM THAT PORTION LYING SOUTHWESTERLY OF THE FOLLOWING DESCRIBED LINE:

BEGINNING AT A POINT ON THE NORTHWESTERLY LINE OF SAID LOT 6 DISTANT THEREON NORTH 62°21’36” EAST 367.18 FEET FROM THE MOST WESTERLY CORNER OF SAID LOT 6; THENCE SOUTH 27º38’02” EAST 267.08 FEET TO A LINE PARALLEL WITH SAID NORTHWESTERLY LINE OF LOT 6 AND WHICH PASSES THROUGH A POINT ON THE SOUTHWESTERLY LINE OF SAID LOT 7 DISTANT THEREON NORTHWESTERLY 163.16 FEET FROM THE MOST WESTERLY, SOUTHERN CORNER OF LOT 8 OF SAID TRACT THENCE SOUTH 62°21’36” WEST ALONG SAID PARALLEL LINE 14.83 FEET; THENCE SOUTH 27°38’02” EAST 196.04 FEET TO THE SOUTHEASTERLY LINE OF SAID LOT 8.

EXCEPTING THEREFROM THE RIGHT TO ALL, OIL, GAS AND OTHER HYDROCARBONS IN SAID LAND, TOGETHER WITH THE EXCLUSIVE RIGHT TO USE PERPETUALLY THE SUBSURFACE OIL AND/OR GAS FORMATIONS FOR INSPECTING, STORING AND WITHDRAWING NATURAL GAS THEREIN AND THEREFROM AND FOR REPRESSURING THE SAME, BUT NOT EXCLUDING OR RESERVING, HOWEVER, THE RIGHT TO GO UPON OR USE THE SURFACE OF SAID LAND OR ANY PART OR PORTIONS THEREOF, AS RESERVED BY THE UNITED STATES OF AMERICA, AND ITS ASSIGNS, BY DECREE ENTERED FEBRUARY 5, 1952, IN UNITED STATES DISTRICT COURT, SOUTHERN DISTRICT OF CALIFORNIA, CENTRAL DIVISION, CASE NO. 2454-B, CIVIL; A CERTIFIED COPY OF WHICH WAS RECORDED FEBRUARY 18, 1952, AS INSTRUMENT NO. 3526, IN BOOK 38244 PAGE 397, OFFICIAL, RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

PARCEL B.

EASEMENTS AS MORE PARTICULARLY DESCRIBED AND SET FORTH IN THAT CERTAIN “AGREEMENT OF COVENANTS, CONDITIONS AND RESTRICTIONS AND GRANT OF EASEMENTS (PLAYA VISTA PARKS AND LANDSCAPE CORPORATION/LOTS 6, 7 AND 8 OF TRACT NO. 49104-03 – JEFFERSON NORTH)” RECORDED DECEMBER 18, 2000 AS INSTRUMENT NO. 00-1961844 OF OFFICIAL RECORDS, SAID EASEMENTS ARE LOCATED OVER THE FOLLOWING DESCRIBED LAND:

LOT 4 OF TRACT NO. 49104-03, IN TIE CITY OF LOS ANGELES, AS SHOWN ON MAP RECORDED IN BOOK 1240 PAGES 26 TO 32 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

PARCEL C:

AN EASEMENT FOR DRIVEWAY PURPOSES AS DESCRIBED IN THAT CERTAIN COVENANT AND AGREEMENT FOR COMMON DRIVEWAY RECORDED DECEMBER 9, 1999 AS INSTRUMENT NO. 99-2273732 OF OFFICIAL RECORDS, EXECUTED BY PLAYA CAPITAL COMPANY, LLC IN FAVOR OF THE CITY OF LOS ANGELES, SAID EASEMENT HAVING BEEN CREATED BY THAT CERTAIN INSTRUMENT EXECUTED BY 1) PLAYA PHASE I APARTMENTS, LLC; 2) PLAYA CAPITAL COMPANY; 3) PLAYA PHASE I COMMERCIAL LAND LLC DATED DECEMBER 8, 2000 AND BEING RECORDED DECEMBER 18, 2000 AS INSTRUMENT NO. 00-1961846 OF OFFICIAL RECORDS, SAID EASEMENT BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

THOSE PORTIONS OF LOTS 1 AND 4 OF TRACT NO. 49104-03, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA AS PER MAP FILED IN BOOK 1240, PAGES 26 TO 32 INCLUSIVE, OF MAPS, RECORDS OF SAID COUNTY, DESCRIBED AS A WHOLE AS FOLLOWS:

BEGINNING AT THE MOST EASTERLY CORNER OF LOT 5 OF SAID TRACT NO. 49104-03; THENCE NORTH 27º38’24” WEST 182.00 FEET ALONG THE NORTHEASTERLY LINE OF SAID LOT 5 AND ITS NORTHWESTERLY PROLONGATION TO A LINE PARALLEL WITH AND 14.00 FEET NORTHWESTERLY OF THE NORTHWESTERLY LINE OF SAID LOT 4; THENCE ALONG SAID PARALLEL, LINE NORTH 62°21’36” EAST, 297.00 FEET TO THE BEGINNING OF A CURVE, CONCAVE SOUTHERLY AND HAVING A RADIUS OF 43.00 FEET, SAID CURVE BEING CONCENTRIC WITH AND 14.00 FEET NORTHERLY OF THE CURVED NORTHERLY LINE OF SAID LOT 4; THENCE NORTHEASTERLY, EASTERLY AND SOUTHEASTERLY 67.54 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 90º00’00”; THENCE SOUTH 27°38’24” EAST 21.00 FEET ALONG A LINE PARALLEL WITH AND 14.00 FEET NORTHEASTERLY OF THE TANGENT PORTION OF THE GENERALLY NORTHERLY LINE OF SAID LOT 4 TO THE BEGINNING OF A CURVE, CONCAVE NORTHEASTERLY AND HAVING A RADIUS OF 20.00 FEET; THENCE SOUTHEASTERLY 15.51 FEET ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 44°25’21” TO THE NON-TANGENT CURVED NORTHERLY LINE OF SAID LOT 4, SAID NON-TANGENT CURVE BEING CONCAVE NORTHERLY HAVING A RADIUS OF 27.00 FEET, AND TO WHICH INTERSECTION A RADIAL BEARS SOUTH 11°59’21” EAST; THENCE ALONG THE GENERALLY NORTHERLY, NORTHEASTERLY AND EASTERLY LINES OF SAID LOT 4, THE FOLLOWING FIVE COURSES:

1.	SOUTHEASTERLY 7.38 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 15°39’04”;

2.	NORTH 62º21’36” EAST 18.71 FEET TO A NON-TANGENT CURVE, CONCAVE NORTHEASTERLY HAVING A RADIUS OF 68.00 FEET AND TO WHICH INTERSECTION A RADIAL LINE BEARS SOUTH 78°35’06” WEST;

3.	SOUTHERLY 38.51 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 32º27’01”;

4.	SOUTH, 62°21’36” WEST 16.71 FEET TO THE BEGINNING OF A CURVE, CONCAVE SOUTHEASTERLY AND HAVING A RADIUS OF 29.00 FEET;

5.	SOUTHWESTERLY 10.22 FEET ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 20°11’30” TO A NON-TANGENT CURVE, CONCAVE EASTERLY, HAVING A RADIUS OF 20.00 FEET, BEING TANGENT AT ITS SOUTHEASTERLY TERMINUS WITH A LINE PARALLEL WITH AND 14.00 FEET NORTHEASTERLY OF THE TANGENT PORTION OF SAID GENERALLY EASTERLY LINE AND TO WHICH INTERSECTION A RADIAL LINE BEARS NORTH 76º16’21” WEST;

THENCE LEAVING SAID GENERALLY EASTERLY LINE OF LOT 4, SOUTHWESTERLY 14.44 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 41°22’03” TO SAID PARALLEL LINE; THENCE SOUTH 27º38’24” EAST 21.00 FEET ALONG SAID PARALLEL LINE TO THE BEGINNING OF A CURVE, CONCAVE WESTERLY, HAVING A RADIUS OF 43.00 FEET AND BEING CONCENTRIC WITH AND 14.00 FEET EASTERLY OF THE CURVED SOUTHEASTERLY LINE OF SAID LOT 4; THENCE SOUTHEASTERLY, SOUTHERLY AND SOUTHWESTERLY 67.54 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 90°00’00”; THENCE ALONG A LINE PARALLEL WITH AND 14.00 FEET SOUTHEASTERLY OF THE SOUTHEASTERLY LINE. OF SAID LOT 4, SOUTH 62°21’36” WEST 297.00 FEET TO THE SOUTHEASTERLY PROLONGATION OF THE SOUTHWESTERLY LINE OF SAID LOT 4; THENCE NORTH 27º38’24” WEST 14.00 FEET ALONG SAID PROLONGATION TO TRUE POINT OF BEGINNING.

EXCEPTING THEREFROM THAT PORTION OF SAID LAND AS DESCRIBED AS FOLLOWS:

BEGINNING AT THE MOST NORTHERLY CORNER OF THE SOUTHWESTERLY 28.00 FEET OF THE SOUTHEASTERLY 34.00 FEET OF SAID LOT 4; THENCE ALONG THE NORTHEASTERLY LINE OF SAID SOUTHWESTERLY 28.00 FEET, NORTH 27º38’24” WEST 100.00 FEET TO THE BEGINNING OF A CURVE, CONCAVE EASTERLY, HAVING A RADIUS OF 20.00 FEET AND BEING TANGENT AT ITS NORTHEASTERLY TERMINUS WITH THE SOUTHEASTERLY LINE OF THE NORTHWESTERLY 14.00 FEET OF SAID LOT 4; THENCE NORTHWESTERLY, NORTHERLY AND NORTHEASTERLY 31.42 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 90°00’00” TO SAID SOUTHEASTERLY LINE; THENCE NORTH 62º21’36” EAST 244.00 FEET ALONG SAID SOUTHEASTERLY LINE TO THE BEGINNING OF A CURVE, CONCAVE SOUTHWESTERLY, HAVING A RADIUS OF 20.00 FEET AND BEING TANGENT AT ITS SOUTHEASTERLY TERMINUS WITH A LINE PARALLEL WITH AND 14.00 FEET SOUTHWESTERLY OF THE TANGENT PORTION OF THE GENERALLY NORTHERLY LINE OF SAID LOT 4; THENCE NORTHEASTERLY, EASTERLY AND SOUTHEASTERLY 31.42 FEET ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 90°00’00” TO SAID PARALLEL LINE; THENCE SOUTH 27°38’24” EAST 100.00 FEET ALONG SAID PARALLEL LINE TO THE BEGINNING OF A CURVE, CONCAVE WESTERLY, HAVING A RADIUS OF 20.00 FEET AND BEING TANGENT AT ITS SOUTHWESTERLY TERMINUS WITH THE NORTHWESTERLY LINE OF THE SOUTHEASTERLY 14.00 FEET OF SAID LOT 4; THENCE SOUTHEASTERLY, SOUTHERLY AND SOUTHWESTERLY 31.42 FEET

ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 90°00’00” TO SAID NORTHWESTERLY LINE; THENCE ALONG SAID NORTHWESTERLY LINE SOUTH 62°21’36” WEST 244.00 FEET TO THE BEGINNING OF A CURVE, CONCAVE NORTHERLY, HAVING A RADIUS OF 20.00 FEET AND BEING TANGENT AT ITS NORTHWESTERLY TERMINUS WITH THE NORTHEASTERLY LINE OF SAID SOUTHWESTERLY 28.00 FEET OF SAID LOT 4; THENCE SOUTHWESTERLY, WESTERLY AIM NORTHWESTERLY 31.42 FEET ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 90°00’00” TO THE MOST NORTHERLY CORNER OF THE SOUTHWESTERLY 28.00 FEET OF THE SOUTHEASTERLY 34.00 FEET OF SAID LOT 4.

End of Legal Description

EXHIBIT “2”

AGREEMENT OF PURCHASE AND SALE
AND JOINT ESCROW INSTRUCTIONS

By and Between

PLAYA VISTA – WATER’S EDGE, LLC,
a Delaware limited liability company

(“Seller”)

and

ELECTRONIC ARTS INC.,
a Delaware corporation

(“Buyer”)

ELECTRONIC ARTS INC.
[Purchase Agreement]

TABLE OF CONTENTS

		Page

I	SUMMARY OF BASIC TERMS	1
II	PURCHASE	6
III	PURCHASE PRICE; ESCROW	7
IV	CONDITIONS PRECEDENT TO BUYER’S OBLIGATIONS	7
V	CONDITIONS PRECEDENT TO SELLER’S OBLIGATIONS	12
VI	FAILURE OF CONDITIONS TO CLOSE OF ESCROW	12
VII	CLOSING, ESCROW AND TITLE	13
VIII	COSTS AND EXPENSES	15
IX	PRORATIONS	15
X	DISBURSEMENTS AND OTHER ACTIONS BY ESCROW HOLDER	17
XI	REPRESENTATIONS AND WARRANTIES	18
XII	BUYER’S REPRESENTATIONS AND WARRANTIES	20
XIII	OPERATIONS DURING ESCROW	22
XIV	CONDEMNATION, DAMAGE AND DESTRUCTION	24
XV	RIGHTS AND REMEDIES	25
XVI	MISCELLANEOUS	26

ELECTRONIC ARTS INC.
(i)	[Purchase Agreement]

Page

EXHIBITS

EXHIBIT A	LEGAL DESCRIPTION
EXHIBIT B	GRANT DEED
EXHIBIT C	TENANT LEASE ASSIGNMENT
EXHIBIT D	GENERAL ASSIGNMENT AND BILL OF SALE
EXHIBIT E	TRANSFEROR’S CERTIFICATE OF NON-FOREIGN STATUS
EXHIBIT F	TENANT NOTIFICATION LETTER
EXHIBIT G	ADVERSE CLAIMS; INSOLVENCY
EXHIBIT H	NOTICES
EXHIBIT I	EXCEPTIONS TO TITLE OF SELLER
EXHIBIT J	SERVICE CONTRACTS
EXHIBIT K	TENANT LEASES
EXHIBIT L	BILL OF SALE
EXHIBIT M	DESCRIPTION OF THE FIELD

(ii)

INDEX

Page(s)

Action	28
Affiliate	27
Agreement	1
Approved Title Conditions	9
Authorities	3
Bill of Sale	13
Brokers	3
Building 3	11
Buyer	1
Buyer’s Acknowledgment of Receipt	9
Close of Escrow	2, 7
Closing Date	1
Contingency Date	1
Contingency Period	1
control	9, 27
Deed	13
Deposit	1
Documents	9, 10
Effective Date	1
Environmental Laws	3
Escrow	3
Escrow Holder	1
Field	2
Field Easement	11
FIRPTA Certificate	13
First Purchase Option	6
General Assignment	13
Governmental Regulations	3
Hazardous Material	3
Improvements	3
Inventory	10
Lease	4
Licenses and Permits	4
material	25
Official Records	5
Opening of Escrow	5
Option Agreement	1, 20
Parking Easement	11
Personal Property	5
Phase II Owner	11
Project	3
Project Name	3, 5
Property	2
PTR	8
Purchase Option	6
Purchase Options	6
Purchase Price	1
Real Property	2

ELECTRONIC ARTS INC.
(iii)	[Purchase Agreement]

Page(s)

Real Property Owner	11
Records and Plans	5
Rentals	15
Right of First Offer	6
Second Purchase Option	6
Seller	1
Service Contracts	5
Survey	8
Tenant	6
Tenant Deposits	6
Tenant Estoppel Certificates	10
Tenant Lease Assignment	13
Tenant Leases	6
Tenant Notification Letter	13
Title Company	3
Title Documents	8
Title Notice	8
Title Policy	9
to Seller’s actual knowledge	18
To the best of Seller’s knowledge	18
Underlying Documents	8

ELECTRONIC ARTS INC.
(iv)	[Purchase Agreement]

AGREEMENT OF PURCHASE AND SALE
AND JOINT ESCROW INSTRUCTIONS

I

SUMMARY OF BASIC TERMS

     This Purchase and Sale Agreement and Joint Escrow Instructions (the “Agreement”), dated as of the date set forth in Section 1 of the Summary of Basic Terms, below, is made by and between PLAYA VISTA – WATER’S EDGE, LLC, a Delaware limited liability company (“Seller”) and ELECTRONIC ARTS INC., a Delaware corporation (“Buyer”). The terms as set forth below shall have the meanings as set forth below when used in this Agreement.

TERM		DEFINITION

1.1	“Effective Date”

1.2	“Purchase Price”	[TO BE DETERMINED subject to the terms of that certain Agreement Re Right of First Offer to Purchase and Options to Purchase between Seller and Buyer, dated (the “Option Agreement”)]

1.3	“Deposit”	3% of the Purchase Price

1.4	“Escrow Holder”	Chicago Title Company 700 South Flower Street Suite 900 Los Angeles, CA 90017 Attention: Mike Slinger

1.5	“Contingency Date”	[THIS PROVISION IS APPLICABLE ONLY IN THE EVENT THIS PURCHASE AGREEMENT IS EXECUTED IN CONNECTION WITH THE EXERCISE BY BUYER OF THE RIGHT OF FIRST OFFER UNDER THE OPTION AGREEMENT —5:00 P.M. (PST) of the date which is thirty (30) days after the Seller’s delivery to Buyer of all Documents set forth in Section 4 (such 30 day period shall be referred to herein as the “Contingency Period”)

1.6	“Closing Date”	a) WITH RESPECT TO A PURCHASE PURSUANT TO BUYER’S RIGHT OF FIRST OFFER:
[FILL IN THE DATE – no later than thirty (30) days after the Contingency Date], or such earlier date as may be agreed upon between the

ELECTRONIC ARTS INC.
-1-	[Purchase Agreement]

TERM		DEFINITION

parties

(b) WITH RESPECT TO PURCHASE PURSUANT TO BUYER’S FIRST PURCHASE OPTION: , 2008 or such earlier date as may be agreed upon between the parties

(c) WITH RESPECT TO PURCHASE PURSUANT TO BUYER’S SECOND PURCHASE OPTION: , 2013 or such earlier date as may be agreed upon between the parties

1.7	“Close of Escrow”	The date the Deed is recorded in the Official Records

1.8	“Property”	Collectively, the Real Property, the Improvements, the Licenses and Permits, the Personal Property, the Records and Plans and all of Seller’s right, title and interest in and to the Tenant Leases, Tenant Deposits, and Service Contracts, affecting the Real Property and Improvements

1.9	“Real Property”	That certain real property described on Exhibit A attached hereto, together with all of right, title and interest in and to (i) all appurtenances, streets, alleys, easements, right-of-way in or to all streets or other interests in, on, across, in front of, abutting or adjoining such real property, and (ii) all of the rights, title, interests, privileges and appurtenances which are in any way related to or used in connection with such real property and/or the Improvements [IN THE EVENT OF A PHASE I ONLY PURCHASE, THE REAL PROPERTY SHALL INCLUDE EITHER THE FEE TO THE FIELD IF A LOT LINE ADJUSTMENT IS OBTAINED OR AN EASEMENT FOR THE USE OF THE FIELD BY BUYER]

1.10	“Field”	That certain real property containing an approximately 60,000 square foot athletic field, which is property is described on Exhibit M attached hereto.

ELECTRONIC ARTS INC.
-2-	[Purchase Agreement]

TERM		DEFINITION

1.11	“Improvements”	All buildings, fixtures, structures, parking areas, landscaping and other improvements constructed and located on the Real Property, including, but not limited to, _____ building(s) containing approximately _____ rentable square feet of space, together with all machinery and mechanical, electrical, HVAC and plumbing systems used in the operation thereof, but excluding any such items owned by tenants in possession or public or private utilities or contractors under contract

1.12	“Project”	The Real Property and the Improvements

1.13	“Title Company”	Chicago Title Insurance Company

1.14	“Project Name”	Playa Vista – Water’s Edge

1.15	“Brokers”	NONE

1.16	“Authorities”	Any governmental or quasi-governmental body or agency having jurisdiction over the Property and/or Seller including, without limitation, the State, the City and the County

1.17	“Escrow”	The escrow opened with Escrow Holder for the consummation of the transaction described in this Agreement

1.18	“Governmental Regulations”	Any laws, ordinance, rules, requirements, resolutions, policy statements and regulations (including, without limitation, those relating to land use, subdivision, zoning, environmental, toxic or hazardous waste, occupational health and safety, water, earthquake hazard reduction, disabled persons and building and fire codes) of the Authorities bearing on the construction, alterations, rehabilitation, maintenance, use, operation, ownership or sale of the Project

1.19	“Hazardous Material”	Any substance or material that is described as a toxic or hazardous substance, waste, material, pollutant, contaminant or infectious waste, or any matter that in certain specified quantities would be injurious to the public health or welfare, or words of similar import, in any of the Environmental Laws or any other words which

ELECTRONIC ARTS INC.
-3-	[Purchase Agreement]

TERM		DEFINITION

are intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity or reproductive toxicity and includes, without limitation, asbestos, petroleum (including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or any mixture thereof), petroleum products, polychlorinated biphenyls, urea formaldehyde, radon gas, radioactive matter, medical waste, and chemicals which may cause cancer or reproductive toxicity. “Environmental Laws”shall mean all federal, state, local and quasi-governmental laws (whether under common law, statute or otherwise), ordinances, decrees, codes, rulings, awards, rules, regulations and guidance documents now or hereafter be enacted or promulgated as amended from time to time, in any way relating to or regulating Hazardous Materials

1.20	“Lease”	That certain Office Lease by and between Playa Vista – Water’s Edge, LLC and Electronic Arts Inc. dated _____ , 2003

1.21	“Licenses and Permits”	(A) all licenses, permits, certificates of occupancy, approvals, dedications, subdivision maps and entitlements issued, approved or granted by Authorities or otherwise in connection with the Project; (B) all right title and interest of Seller in and to the use of the name “Playa Vista Water’s Edge” and any and all other trade names and logos used by Seller in the operation and identification of the Project, except those identifying Seller or an affiliate of Seller, and the name Playa Vista Water’s Edge if less than whole Playa project conveyed; (C) any and all development rights and other intangible rights, titles, interests, privileges and appurtenances owned by Seller and in any way related to or used in connection with the Project and its operation; and (D) all licenses, consents, easements, rights of way and approvals from private parties which Seller has obtained to make use of utilities and to permit vehicular and pedestrian ingress and egress to the Project which are of record or to which

ELECTRONIC ARTS INC.
-4-	[Purchase Agreement]

TERM		DEFINITION

Seller is otherwise a party

1.22	“Official Records”	The Official Records of the County of Los Angeles

1.23	“Opening of Escrow”	The date on which a fully executed copy of this Agreement is delivered to Escrow Holder by Buyer and Seller

1.24	“Personal Property”	All equipment, appliances, tools, machinery, supplies, building materials and other personal property of every kind and character owned by Seller and attached to, appurtenant to, located in or used in connection with the operation of the Project, including, without limitation, all attachments, appliances, fittings, gas and oil burners, automatic stokers, lighting fixtures, doors, cabinets, partitions, mantles, elevators, electric motors, pumps, screens, flag poles, waste disposal or storage equipment, all sprinklers, plumbing, heating, incinerating, vacuum cleaning, refrigerating and cooling systems, each with its respective furnaces, boilers, engines, motors, dynamos, radiators, pipe, wiring and other apparatus, vaults, safes, fire prevention and extinguishing equipment, carpets, floor covering, kitchen appliances and antenna, and the Records and Plans

1.25	“Project Name”	[TO BE DETERMINED BY EA PER LEASE]

1.26	“Records and Plans”	(A) All preliminary, final and proposed building plans and specifications (including “as-built” drawings) respecting the Improvements, and (B) all structural reviews, architectural drawings and engineering, soils, seismic, geologic, hyrogeologic and architectural reports, studies and certificates and other documents pertaining to the Project which are within the possession of or under the control of Seller

1.27	“Service Contracts”	Any and all service contracts, maintenance agreements, construction contracts, architects’ agreements, brokerage agreements, parking agreements, consultants’ agreements, warranties, guarantees, management contracts, bonds operating agreements, listing agreements, union

ELECTRONIC ARTS INC.
-5-	[Purchase Agreement]

TERM		DEFINITION

contracts, labor agreements, collective bargaining arrangements, and all other service contracts and agreements relating to the Project (other than the Title Documents), together with all supplements, amendment and modifications thereto, relating to the Property, to which Seller is a party and which are currently in effect, provided, such Service Contracts shall not include any “national” service contracts which cover other properties.

1.28	“Tenant”	Any person who is named tenant or lessee under a Tenant Lease, excluding Buyer

1.29	“Tenant Deposits”	All security deposits, prepaid rentals, cleaning fees and other deposits, plus any interest accrued thereon, paid by Tenants to Seller relative to the Project

1.30	“Tenant Leases”	All leases, licenses, rental agreements or occupancy agreements and all amendments and supplements thereto, relative to the Property (together with all rents, issues and profits thereunder), to which Seller is a party and which are currently in effect, excluding the Lease

II

PURCHASE

     2.     Purchase Transaction. Seller and Buyer acknowledge that this Purchase Agreement is being entered into pursuant to the terms of the Option Agreement under which Buyer is granted the right to purchase the Property under either (i) a right of first offer (“Right of First Offer”), (ii) a first purchase option (“First Purchase Option”), or (iii) a second purchase option (“Second Purchase Option”). The First Purchase Option and the Second Purchase Option are sometimes herein referred to, collectively, as the “Purchase Options” or, individually, as a “Purchase Option”. This Agreement is drafted to accommodate a sale pursuant to either the Right of First Offer or a sale pursuant to either Purchase Option, in accordance with the terms of the Option Agreement. Where alternative terms apply, such terms are noted in brackets identifying the type of purchase transaction to which they apply. In submitting this Agreement to Escrow in accordance with the terms of the Option Agreement, Buyer and Seller shall strike and initial the bracketed terms that do not apply to the applicable transaction and shall initial the bracketed terms that do apply to the particular transaction.

ELECTRONIC ARTS INC.
-6-	[Purchase Agreement]

III

PURCHASE PRICE; ESCROW

     3.     Purchase Price; Escrow Opening. Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, the Property for the sum of the Purchase Price, which shall be paid as set forth below in this Section 1. Buyer shall have the right to allocate the Purchase Price between the Real Property and the Personal Property, provided any such allocation by Buyer shall not be binding on Seller.

          3.1 Deposit. Upon the Opening of Escrow, Buyer shall deliver to Escrow Holder the Deposit required pursuant to Section 1.3 of the Summary which Escrow Holder shall invest in a federally-insured, interest bearing account. At the Close of Escrow, all interest which accrues on the Deposit shall be credited to Buyer’s account and shall be credited to payment of the Purchase Price. [THIS PROVISION APPLICABLE TO A PURCHASE OPTION PURCHASE: The Deposit shall be deemed fully earned on delivery and shall be deemed to be non-refundable in any event except in the event of a default by Seller hereunder, or as a result of damage or destruction or condemnation as set forth in Section 14 below.] [THE FOLLOWING PROVISIONS APPLICABLE IN THE EVENT OF A RIGHT OF FIRST OFFER PURCHASE: Until the Contingency Date, the Deposit shall remain immediately refundable to Buyer if this Agreement is terminated for any reason. Provided Buyer has not terminated this Agreement on or before the Contingency Date, thereafter, the Deposit shall be deemed to be non-refundable unless the transaction contemplated by this Agreement is not consummated as the result of Seller’ default under the terms of this Agreement, or as a result of damage or destruction or condemnation as set forth in Section 14 below.]

          3.2 Purchase Price Balance. Provided that this Agreement has not been previously terminated for any reason permitted hereunder, on or before the Closing Date, Buyer shall deliver the balance of the Purchase Price, as adjusted by Buyer’s share of costs, expenses and prorations, to Escrow Holder by wire transfer of immediately available funds.

          3.3 Escrow Opening. Buyer and Seller shall promptly cause the Opening of Escrow by delivering a fully executed copy of this Agreement to Escrow Holder, and shall execute any additional or supplementary instructions as may be reasonably necessary or convenient to implement the terms of this Agreement. The “Close of Escrow” shall occur on the Closing Date.

IV

CONDITIONS PRECEDENT TO BUYER’S OBLIGATIONS

          4. Conditions Precedent to Buyer’s Obligations; Contingencies. Except as otherwise expressly indicated, the Close of Escrow and Buyer’s obligations with respect to the transaction contemplated by this Agreement are subject to the satisfaction or waiver by Buyer, in its sole discretion, as evidenced by delivery of written notice thereof to Seller, not later than the Closing Date (unless otherwise provided herein) of the following conditions as a condition precedent to Buyer’s obligations under this Agreement.

ELECTRONIC ARTS INC.
-7-	[Purchase Agreement]

          4.1 Inspections, Investigations and Approvals. [ALL PROVISIONS OF THIS SECTION 4.1, INCLUDING ALL SUBSECTIONS HEREUNDER, APPLY ONLY IN THE EVENT OF A RIGHT OF FIRST OFFER PURCHASE: Prior to the expiration of the Contingency Period, Buyer shall have received and/or reviewed and approved, disapproved or waived, as hereafter provided, all of the following matters.

               4.1.1 Physical Inspection. From and after the Opening of Escrow, Buyer and Buyer’s representatives, agents and designees shall have the right to (i) consult with any party, including, without limitation, any Authorities for any purpose relating to the Real Property, and (ii) enter upon the Property, at Buyer’s sole cost, for any purpose (subject to the rights of Tenants) in connection with its proposed purchase, development or operation of the Property, including, without limitation, to examine all “Documents” (as defined in Section 4.1.3 below) relating to the Property and to make such inspections, investigations and tests (including all leased areas and mechanical systems) as Buyer may elect to make or obtain, including, without limitation, a phase I and phase II, as applicable, environmental survey, zoning, building codes or other governmental regulations, architectural inspections, engineering tests, economic feasibility studies, soils, seismic, hydrogeologic and engineering tests, surveys, analyses and studies (including all structural and mechanical systems). No invasive tests, analyses or studies shall be conducted without Seller’s consent, which is not to be unreasonably withheld but may be reasonably conditioned and shall be granted or denied within three (3) business days. Seller agrees to make all such Documents readily available to Buyer and Buyer’s attorneys, accountants and other representatives at the Property at or at Seller’s offices in Los Angeles County, any time during business hours as required in Section 4.1.3 below upon three (3) business days prior notice from Buyer. Buyer shall have the right to make copies, at Buyer’s sole expense, of any and all Documents. Buyer hereby indemnifies and agrees to defend and hold harmless Seller from any and all claims, suits, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements and personal injuries or damages to real or personal property and mechanics’ liens arising out of any such entry by Buyer or its agents, designees or representatives.

               4.1.2 Title Approval.

                    4.1.2.1 Delivery of Title Documents. It shall be the sole obligation and responsibility of Buyer, at Buyer’s sole cost and expense, to order and obtain the following documents (collectively, the “Title Documents”): (A) a preliminary title report (“PTR”) dated on or after the date of this Agreement issued by the Title Company with respect to the Real Property which includes all requirements of the Title Company for “extended coverage”; (B) any update of any existing ALTA as-built survey or any required new survey (“Survey”) of the Real Property; and (C) legible copies of all documents (“Underlying Documents”), whether recorded or unrecorded, referred to in such PTR or Survey; provided, however, Seller shall deliver copies of any unrecorded documents referenced in the PTR in Seller’s possession or control within three (3) business days of written request.

                    4.1.2.2 Buyer Approval. On or before the later of (a) the date which is fifteen (15) days of Buyer’s receipt of the last of the Title Documents, or (b) one (1) business day prior to the Contingency Date, Buyer shall advise Seller and the Title Company of its approval or disapproval of the condition of title reflected in the Title Documents (the “Title

ELECTRONIC ARTS INC.
-8-	[Purchase Agreement]

Notice”). Buyer’s failure to give Seller and the Title Company timely Title Notice shall be deemed approval by Buyer of the condition of title. Notwithstanding the foregoing, Buyer hereby objects to (i) all liens evidencing monetary encumbrances (other than liens for non-delinquent general real property taxes, including any special taxes or assessments collected therewith which cannot be paid off, but specifically excluding any special taxes or assessments collected therewith which may be paid off), and (ii) all standard nonspecific exceptions to the title to the Property, and Seller hereby agrees to cause all such liens and standard nonspecific exceptions to be eliminated as exceptions to title and from the Title Policy prior to the Closing Date at Seller’s expense. If Buyer timely notifies Seller of its disapproval of the condition of title of the Property, and Seller notifies Buyer in writing, on or before the expiration of the Contingency Date, that it is unable or unwilling to cure any or all matters disapproved by Buyer (or if Seller fails to deliver such notice, in which event, Seller shall be deemed to have elected not to cure any such matters), Buyer may either elect to waive Buyer’s disapprovals by delivering written notice to Seller and Title Company or to terminate this Agreement, on or before the expiration of the Contingency Date, in which event Escrow shall be canceled and the Deposit (together with all interest accrued thereon) shall be returned to Buyer. Upon the Close of Escrow, Seller shall convey fee simple title to the Project to Buyer by the Deed (as defined below in Section 7.2.1), subject only to the following matters (“Approved Title Conditions”): (A) a lien for non-delinquent general real property taxes, including any special taxes or assessments collected therewith which cannot be paid off, but specifically excluding any special taxes or assessments collected therewith which may be paid off, prorated in accordance with the provisions of this Agreement; (B) matters of title respecting the Project approved or waived by Buyer in accordance with this Section 4.1.2; and (C) matters affecting the condition of title to the Project created by or with the written consent of Buyer during the Escrow. Upon the Close of Escrow, Seller, at Seller’s expense, shall cause the Title Company to issue to Buyer an ALTA Extended Coverage 1970 Form B Owner’s Policy of Title Insurance, provided Buyer shall bear the expense of any premium applicable to the ALTA extended coverage portion of such policy, included extended coverage endorsements, with liability in the amount of the Purchase Price and with such CLTA endorsements, co-insurance and/or facultative reinsurance as Buyer designates in its reasonable discretion, showing fee title to the Project vested in Buyer subject only to the Approved Title Conditions (“Title Policy”).

               4.1.3 Operating and Leasing Approval. Concurrently with the Opening of Escrow, or no later than five (5) days thereafter, Seller shall deliver to Buyer or make readily available to Buyer at the Property the documents and materials respecting the Property set forth below in this Section 4.1.3, to the extent in Seller’s possession or control (“control,” meaning in the possession of parties whom Seller has the right to cause to deliver to Seller or parties directed by Seller any information, materials or documents, e.g., property managers, attorneys, accountants, agents, contractors, employees and consultants) (collectively, the “Documents”). Upon Seller’s request, Buyer shall provide Seller with Buyer’s written acknowledgment of receipt (“Buyer’s Acknowledgment of Receipt”) of the Documents delivered by Seller pursuant to this Section 4.1.3 within five (5) days following Buyer’s receipt of Seller’s written request therefor, and if Buyer does not respond within such five (5) day period, then Buyer’s Acknowledgment of Receipt shall be deemed given; provided, however, the fact that Buyer has delivered (or deemed to have delivered) Buyer’s Acknowledgment of Receipt for such Documents shall not waive Buyer’s right to request and have timely delivered to Buyer all items required under this Purchase Agreement, but any further request after such acknowledgment

ELECTRONIC ARTS INC.
-9-	[Purchase Agreement]

shall not extend the Contingency Date. By the Contingency Date, Buyer shall have delivered to Seller written approval or disapproval of the Documents and Buyer’s failure to timely do so, by the Contingency Date, TIME BEING OF THE ESSENCE, shall be deemed to constitute Buyer’s approval of the Documents and Buyer’s election to proceed under this Agreement. The “Documents” shall consist of (i) the most recent phase I and phase II, if any, environmental reports prepared with respect to the Project; (ii) complete copies of all Tenant Leases encumbering the Project, and all amendments or modifications thereto; (iii) a detailed list (“Inventory”) describing all of the Personal Property as of the Opening of Escrow; (iv) legible copies of all Service Contracts (any Service Contract which is not approved by Buyer in writing to Seller on or prior to the Contingency Date shall be terminated by Seller, without cost or liability to Buyer, on or prior to the Closing Date, provided the same can by their terms be terminated by such date, and such disapproved Service Contracts shall no longer be Service Contracts for purposes of this Agreement); (v) copies of all Records and Plans; (vi) copies of all Licenses and Permits; (vii) copies of all documents, agreements and other writings referenced in and affecting the Tenant Leases, other than the Lease; and (viii) copies of all insurance claims and settlements made within the three most recent years of Fifty Thousand and No/100 Dollars ($50,000.00) or more; and (ix) copies of the bills issued for the three (3) most recent years for all real property taxes.

               4.1.4 [THIS PROVISION APPLICABLE ONLY WITH RESPECT TO A FIRST OFFER PURCHASE WHICH INCLUDES BUILDING 3: Tenant Estoppel Certificates. No later than twenty (20) business days after the Opening of Escrow, Seller shall deliver to Buyer estoppel certificates (“Tenant Estoppel Certificates”) duly executed by Tenants occupying not less than 70% of the rentable square footage of the building designated as Building 3 of the Project, and to the extent Seller is unable to deliver Tenant Estoppel Certificates from all tenants of the Building 3, Seller shall deliver Landlord estoppel certificates for all remaining Tenants, occupying up to a maximum of 30% of the rentable square footage of Building 3, which are dated not more than sixty (60) days prior to the Closing Date. Seller shall use commercially reasonable efforts to obtain Tenant Estoppel Certificates substantially in the form of Exhibit “N” attached hereto (with any Landlord certificate adapted appropriately to reflect Landlord responses), provided, Seller shall only be obligated to provide a Tenant Estoppel Certificate in the form attached to any applicable Tenant Lease, if the applicable Tenant will not deliver a Tenant Estoppel Certificate in the form of Exhibit “N”. Seller shall deliver the original executed Tenant Estoppel Certificates to Buyer no later than ten (10) business days prior to the Closing Date.]

               4.1.5 By the Closing Date, Buyer and Seller shall have reached an agreement with respect to the terms of the “Lot Line Adjustment” or “Field Easement,” as applicable, and the “Parking Easement”, each as defined in Section 4.2.6 below.

     By the Contingency Date, Buyer shall have delivered to Seller written disapproval of any matters resulting from any and all inspections, investigations, tests and studies with respect to the matters set forth in Sections 4.1.1 through 4.1.3 above to which Buyer has any objection. In the event Buyer has not provided Seller with written notice of any such disapproval by the expiration of the Contingency Period, all matters not previously disapproved shall be deemed to be approved, and this Agreement shall remain in full force and effect and the Deposit shall be non-refundable except as otherwise provided herein. In the event Buyer notifies Seller of its

ELECTRONIC ARTS INC.
-10-	[Purchase Agreement]

disapproval of any matter to which it objects (unless Seller has cured such matter to Buyer’s satisfaction, in Buyer’s sole discretion, such that Buyer has waived its disapproval, this Agreement shall terminate, and the Deposit (including all interest accrued thereon) shall immediately be returned to Buyer. Notwithstanding anything to the contrary contained herein, Buyer may elect to terminate this Agreement on or prior to the Contingency Date for no reason or any reason whatsoever, in Buyer’s sole and absolute discretion.

          4.2 Buyer’s Conditions Precedent.

               4.2.1 Representations, Warranties and Covenants of Seller. Seller shall have performed each and every material covenant and agreement to be performed by Seller hereunder in the form, by the time and in the manner required by the terms of this Agreement, and Seller’s representations and warranties shall be true and correct in all material respects as of the date hereof and as of the Close of Escrow with the same force and effect as if remade by Seller in a separate certificate at that time.

               4.2.2 Original Documents. Without limiting Seller’s obligations under Section 4.1.3, Seller shall, by the Closing Date, deliver to Buyer originals of all the Documents, or if an original is not available, a copy thereof.

               4.2.3 Seller’s Deliveries. Seller shall have delivered the items described in Section 7.2.

               4.2.4 Title Insurance. As of the Close of Escrow, the Title Company shall have issued or shall have committed to issue the Title Policy to Buyer.

               4.2.5 [THIS PROVISION APPLICABLE ONLY IN THE EVENT THE PROPERTY IS ONLY “PHASE I” AS DEFINED IN THE OPTION AGREEMENT] Lot Line Adjustment/Easements. Seller shall, at Seller’s election, have either (i) obtained and recorded or be in a position to record at Closing, a lot line adjustment such that the legal parcel comprising the Real Property shall include the Field (the “Lot Line Adjustment”), or (ii) alternatively, grant an exclusive easement to the owner of the Real Property (the “Real Property Owner”) for the Real Property Owner’s exclusive use of the Field (the “Field Easement”), which Field Easement shall be in a commercially reasonable form mutually acceptable to Buyer and Seller and shall be recorded at Closing, and will provide, at a minimum, that the Real Property Owner shall (a) have exclusive use of the Field, (b) maintain, and assume all costs (including an equitable portion of real estate taxes and assessments) for maintenance and use of the Field, and (c) indemnify Seller or any other owner of Phase II (as defined in the Option Agreement) (the “Phase II Owner”) against any liabilities arising out of Buyer’s exercise of its rights under such Field Easement and use of the Field. Further, if the building intended to be constructed on Phase II (“Building 3”) and its related improvements on Phase II have not been completed, the Field Easement shall recognize the fact that the Real Property Owner will not have use of the Field during the construction of Building 3 and its related improvement, for the period of time, and subject to the terms and conditions with respect thereto, as set forth in the Lease. In addition, Buyer and Seller shall enter into a reciprocal parking easement for parking and ingress and egress with respect thereto with respect to the parking facilities located beneath the Field (the “Parking Easement”), which Parking Easement shall be in a commercially reasonable form mutually acceptable to Buyer and Seller, shall benefit and burden the Real

ELECTRONIC ARTS INC.
-11-	[Purchase Agreement]

Property Owner and the Phase II Owner, and will provide for the number of parking spaces to be allocated to the Phase I Owner and the number of parking spaces to be allocated to the Real Property Owner as required under the Lease.

The conditions set forth in this Section 4, above [PHASE I ONLY PURCHASE –(except with respect to the Parking Easement, which shall be for Seller’s sole benefit)], are solely for the benefit of Buyer and may be waived only by Buyer. Buyer shall, at all times, have the right to waive any condition. Such waiver or waivers shall be in writing to Buyer. The waiver by Buyer of any particular condition, representation, warranty, covenant or agreement of Seller shall not relieve Seller of any liability or obligation with respect to any other condition, representation, warranty, covenant or agreement of Seller. All approvals given by Buyer under this Section 4 shall be in writing and the failure of Buyer to approve any matter requiring its approval under this Section 4, by the time therefor shall be deemed approval thereof by Buyer. Neither Seller nor Buyer shall act or fail to act for the purpose of permitting or causing any condition to fail (except to the extent Buyer, in its own sole discretion, exercises its right to disapprove any such items or matters).

V

CONDITIONS PRECEDENT TO SELLER’S OBLIGATIONS

     5.     Conditions Precedent to Seller’s Obligations. As a condition precedent to Seller’s obligations under this Agreement, (i) all uncured monetary defaults, if any, under the Lease shall have been cured on or before Close of Escrow; provided, however, the parties agree that Buyer may deposit all funds required to cure any such defaults, in addition to the Purchase Price, on the Closing Date, and (ii) Buyer shall have performed all of Buyer’s obligations hereunder and delivered the Purchase Price to Escrow Holder by the Closing Date and shall have made the other deliveries in the form, manner and at the times specified in this Agreement [PHASE I ONLY PURCHASE and (iii) if applicable, Buyer shall have delivered the executed Field Easement, and Buyer shall have delivered the executed Parking Easement].

VI

FAILURE OF CONDITIONS TO CLOSE OF ESCROW

     6.     Failure of Conditions to Close of Escrow. If any of the conditions set forth in Sections 4, 5 or 7 are not timely satisfied or waived by the party to whose benefit such condition inures, for a reason other than a breach of an obligation of Buyer or Seller under this Agreement, then (i) this Agreement, the Escrow and the rights and obligations of Buyer and Seller shall terminate, except as otherwise provided herein; and (ii) Escrow Holder is hereby instructed to promptly return to Seller and Buyer all funds (including the Deposit and all interest accrued thereon) and documents deposited by them, respectively, into Escrow which are held by Escrow Holder on the date of said termination; and (iii) the cancellation charges required to be paid by and to Escrow Holder and the Title Company shall be borne one-half (½) by Seller and one-half (½) by Buyer and all other charges shall be borne by the party incurring same.

ELECTRONIC ARTS INC.
-12-	[Purchase Agreement]

VII

CLOSING, ESCROW AND TITLE

     7.     Close of Escrow.

          7.1 Close of Escrow. The Close of Escrow shall occur through Escrow on the Closing Date. TIME IS OF THE ESSENCE for the Close of Escrow to occur on or prior to the Closing Date.

          7.2 Seller’s Deliveries to Escrow Holder. At least one (1) business day prior to the Closing Date, Seller shall deliver to Escrow Holder the following, the delivery of each of which shall be a condition to the performance by Buyer of its obligations under the terms of this Agreement:

               7.2.1 A grant deed (“Deed”), duly executed by Seller and acknowledged in the form of, and upon the terms contained in, Exhibit “B” attached hereto;

               7.2.2 An Assignment of Leases and Tenant Deposits (“Tenant Lease Assignment”) duly executed by Seller in the form of, and upon the terms contained in, Exhibit “C” attached hereto;

               7.2.3 An assignment (“General Assignment”), duly executed by Seller in the form of, and upon the terms contained in, Exhibit “D” attached hereto;

               7.2.4 A bill of sale (“Bill of Sale”), duly executed by Seller, in the form of, and upon the terms contained in Exhibit “E” attached hereto;

               7.2.5 A transferor’s certification of non-foreign status (“FIRPTA Certificate”) duly executed by Seller in the form of, and upon the terms contained in, Exhibit “E” attached hereto (or such other form as may be required under Internal Revenue Code § 1445), provided if Seller is unable to deliver such statement, Seller shall authorize Escrow Holder to withhold and remit to the Internal Revenue Service all appropriate amounts as required by law, and such other certifications, statements, affidavits or other documents as may be required under California Revenue and Tax Code § 18662 (or any successor statute);

               7.2.6 A letter to each of the tenants (“Tenant Notification Letter”), duly executed by Seller and dated as of the Closing Date, in the form of, and upon the terms contained in, Exhibit “F” attached hereto;

               7.2.7 Written notices executed by Seller to third parties to any Service Contracts approved by Buyer, changing the address for service of notice and delivery of statements and bills;

               7.2.8 Such proof of Seller’s authority and authorization to enter into this Agreement and consummate the transaction contemplated hereby, and such proof of the power and authority of the individual(s) executing and/or delivering any instruments, documents or

ELECTRONIC ARTS INC.
-13-	[Purchase Agreement]

certificates on behalf of Seller to act for and bind Seller as may be reasonably required by Title Company;

               7.2.9 Any owner’s statements, lien affidavits or mechanic’s lien indemnifications as may be reasonably requested by the Title Company to issue the Title Policy;

               7.2.10 A Form 593 W duly completed and executed by Seller, stating that Seller is not an out-of-state resident, provided if Seller is unable to deliver such statement, Seller shall authorize Escrow Holder to withhold all appropriate amounts as required by law; and

               7.2.11 A re-certification of Seller’s representations and warranties pursuant to Section 11 below.

               7.2.12 [PHASE I ONLY PURCHASE- The recorded or recordable Lot Line Adjustment or, if applicable, Field Easement, and the Parking Easement, duly executed by Seller.

          7.3 Buyer’s Deliveries to Escrow Holder. At least one (1) business day prior to the Closing Date, Buyer shall deliver to Escrow Holder the following , the delivery of each of which shall be a condition to the performance by Seller of its obligations under the terms of this Agreement:

               7.3.1 The balance of the Purchase Price in accordance with Section 3;

               7.3.2 The Tenant Lease Assignment duly executed by Buyer;

               7.3.3 The General Assignment duly executed by Buyer;

               7.3.4 The amount due to Seller, if any, after the prorations are computed in accordance with Section 9; and

               7.3.5 Such proof of Buyer’s authority and authorization to enter into this Agreement and consummate the transaction contemplated hereby, and such proof of the power and authority of the individual(s) executing and/or delivering any instruments, documents or certificates on behalf of Buyer to act for and bind Buyer as may be reasonably required by Title Company.

               7.3.6 [PHASE I ONLY PURCHASE- The Field Easement, if applicable, and the Parking Easement each duly executed by Buyer.

          7.4 Deliveries to Buyer Upon and Following Close of Escrow. Seller shall deliver possession of the Property to Buyer upon the Close of Escrow, together with keys to all entrance doors to the Improvements and keys to all Personal Property located on the Property, which Seller has possession or control over, which keys shall be properly tagged for identification. Further, to the extent the same have not been previously delivered to Buyer, Seller hereby covenants and agrees to deliver to Buyer, immediately following the Close of Escrow, originals, to the extent Seller has possession and control of such originals, and otherwise

ELECTRONIC ARTS INC.
-14-	[Purchase Agreement]

copies, of the (i) Tenant Leases; (ii) Service Contracts; (iii) Records and Plans; and (iv) Licenses and Permits.

VIII

COSTS AND EXPENSES

     8.     Costs and Expenses. If all conditions set forth in Sections 4, 5 and 7 hereof have been satisfied or appropriately waived as provided for herein, the transaction contemplated by this Agreement shall be closed and consummated, and upon the Close of Escrow: (i) Seller shall pay (A) the portion of the premium for the Title Policy attributable to CLTA coverage, (B) all documentary transfer taxes, (C) one-half (1/2) of all escrow fees and costs, and (D) Seller’s share of prorations, (ii) Buyer shall pay (A) the portion of the premium for the Title Policy attributable to ALTA Coverage and the cost of any endorsements, (B) any document recording charges, (C) one-half (1/2) of all escrow fees and costs, (D) Buyer’s share of prorations; (E) any sales tax applicable to any transferred personal property, and (F) the cost of obtaining or updating an ALTA survey and (iii) Buyer and Seller shall each pay all legal and professional fees and fees of other consultants incurred by them, respectively. All other costs and expenses shall be allocated between Buyer and Seller in accordance with the customary practice in the County.

IX

PRORATIONS

     9.     Prorations. Rentals, revenues, and other income, if any, from the Property, and real property taxes and operating expenses, if any, affecting the Property shall be prorated on -an accrual basis as of 11:59 p.m. on the day preceding the Close of Escrow in accordance with the following provisions. For purposes of calculating prorations, Buyer shall be deemed to be in title to the Property, and therefore entitled to the income and responsible for the expenses, for the entire day upon which the Close of Escrow occurs.

          9.1 Rentals. As used herein, “Rentals” includes fixed monthly rentals, additional rentals, escalation rentals, retroactive rentals, percentage rentals, operating cost pass-throughs and other sums and charges payable by Tenants under the any Tenant Leases. Delinquent Rentals shall be prorated between Buyer and Seller as of the Close of Escrow but not until they are actually collected by Buyer. Buyer shall have the right, but not the obligation, to collect any delinquent Rentals; provided, however, Buyer agrees to send invoices to Tenants for delinquent Rentals for a period of six(6) months following the Close of Escrow. From and after the Close of Escrow, Seller shall have the right to institute or continue any legal action to collect delinquent Rentals under any Tenant Lease, provided that Seller shall not be permitted to commence or continue any action to terminate the applicable Tenant Lease or the Tenant’s right to possession of a portion of the Property pursuant to any Tenant Lease. Buyer shall not be obligated to remit to Seller any Rentals received from Tenants after the Close of Escrow unless such Tenants are current in their Rental obligations for periods occurring from and after the Close of Escrow. Delinquent Rentals collected by Buyer, net of the costs of collection (including actual out-of-pocket attorneys’ fees), shall be applied first to amounts currently due and then to amounts most recently overdue. Buyer shall remit any amounts to which Seller is

ELECTRONIC ARTS INC.
-15-	[Purchase Agreement]

entitled in accordance with this Section 9.1 to Seller immediately upon receipt. Except as specified above, if either Buyer or Seller receives any revenues attributable to the period during which it is not the owner of the Property, said party shall promptly forward such amounts to the other party (if such revenues are only partially attributable to the period during which said party is not the owner of the Property, the amount paid to the other party shall be based upon proration as of the Close of Escrow as set forth above). Notwithstanding the foregoing, Seller shall be entitled to an increase in the Purchase Price to the extent any rents or other amounts due as of the Close of Escrow, and attributable to periods prior to the Close of Escrow, under the Lease between Seller and Buyer remain unpaid.

          9.2 Property Taxes. All non-delinquent real property taxes on the Property shall be prorated on an accrual basis based on the actual current tax bill, but if such tax bill has not yet been received by Seller by the Close of Escrow then the current year’s taxes shall be deemed to be one hundred two percent (102%) of the amount of the previous year’s tax bill, so that Seller pays all amounts that relate to the period prior to the Close of Escrow, regardless of when such sums are billed, due or payable, and Buyer pays all amounts relating to the period after the Close of Escrow. All delinquent taxes and all assessments (including any assessments collected with the general real property taxes which may be paid off), if any, on the Property shall be paid at the Close of Escrow from funds accruing to Seller. All supplemental taxes billed after the Close of Escrow for periods prior to the Close of Escrow shall be paid promptly by Seller.

          9.3 Utilities. Except to the extent payable by Tenants directly to service providers pursuant to the terms of their respective Tenant Leases, all utility service charges for electricity, heat and air conditioning service, other utilities, elevator maintenance, common area maintenance, taxes (other than real estate taxes) such as rental taxes, other expenses incurred in operating the Property that Seller customarily pays, and any other costs incurred in the ordinary course of business of the management and operation of the Project. Seller shall pay all such expenses that accrue prior to the Close of Escrow and Buyer shall pay all such expenses accruing on the Close of Escrow and thereafter. To the extent possible, Seller and Buyer shall obtain billings and meter readings as of the Close of Escrow to aid in such prorations.

          9.4 Leasing Commissions and Monetary Concessions. [THE FOLLOWING PROVISION APPLICABLE TO A RIGHT OF FIRST OFFER PURCHASE: Seller shall pay and perform all leasing commissions and other monetary and other concessions, including improvement allowances and improvement work which relate to any Tenant Leases, including any renewals, extensions or expansions related thereto, which are effective or completed before Contingency Date, and Buyer shall pay all leasing commissions and other monetary and other concessions, including improvement allowances and improvement work, which relate to any Tenant Leases, including any renewals, extensions or expansions related thereto, which are effective or remain to be completed, as applicable, from and after the Contingency Date, and, if applicable, approved by Buyer pursuant to Section 13.11 below.] [THE FOLLOWING PROVISION APPLICABLE TO A PURCHASE OPTION PURCHASE: Seller shall pay and perform all leasing commissions and other monetary and other concessions, including improvement allowances and improvement work which relate to any Tenant Leases, including any renewals, extensions or expansions related thereto, which are effective or completed before the Effective Date, and Buyer shall pay all leasing commissions and other monetary and other

ELECTRONIC ARTS INC.
-16-	[Purchase Agreement]

concessions, including improvement allowances and improvement work, which relate to any tenant leases, including any renewals, extensions or expansions related thereto, which are effective or remain to be completed, as applicable, from and after the Effective Date, and, if applicable, approved by Buyer pursuant to Section 13.11.]

          9.5 Tenant Deposits. Buyer shall be credited with an amount equal to all Tenant Deposits, prepaid rentals, cleaning fees and other deposits which have not been previously applied by Seller in accordance with any Tenant Lease, plus any interest accrued thereon, paid by Tenants to Seller or any other person relative to the Project (and any interest accrued thereon for the benefit of a Tenant) owed to any Tenants pursuant to the terms of their Tenant Leases.

          9.6 Service Contracts. Amounts payable under Service Contracts which cannot be cancelled by their terms as provided in Section 13.6, below shall be prorated on an accrual basis as of the Close of Escrow, and Seller shall pay all charges related to terminating all Service Contracts which are required to be terminated pursuant to Section 13.6 below.

     Except as set forth above, all prorations shall be made in accordance with customary practice in the County. Five (5) business prior to the Closing Date, Seller shall prepare and deliver to Buyer, for Buyer’s reasonable approval, Seller’s proposed schedule of prorations. If and to the extent known and agreed upon as of the Close of Escrow, prorations shall be paid by Buyer to Seller (if the prorations result in a net credit to the Seller) or by Seller to Buyer (if the prorations result in a net credit to the Buyer) by increasing or reducing the cash to be paid by Buyer at the Close of Escrow. Any such prorations not determined or not agreed upon as of the Close of Escrow shall be paid by Buyer to Seller, or by Seller to Buyer, as the case may be, in cash as soon as practicable following the Close of Escrow. A copy of the schedule of prorations to the extent agreed upon by Buyer and Seller shall be delivered to Escrow Holder at least one (1) business days prior to the Close of Escrow.

X

DISBURSEMENTS AND OTHER ACTIONS BY ESCROW HOLDER

     10.     Disbursements and Other Actions by Escrow Holder. Upon the Close of Escrow, Escrow Holder shall promptly undertake all of the following (A) deliver to the “County Recorder” and cause the Deed (with documentary transfer tax information to be affixed after recording) and any other documents which the parties hereto may mutually direct to be recorded in the Official Records of the County and obtain conformed copies thereof for distribution to Buyer and Seller, (B) direct the Title Company to issue the Title Policy to Buyer, (C) disburse the Purchase Price, after adjustment pursuant to the terms of this Agreement for expenses and prorations, to Seller and deliver the balance of the funds placed in escrow by Buyer, if any, to Buyer, (D) disburse to Buyer a conformed copy of the Deed and executed originals of the Tenant Lease Assignment, the General Assignment, the Bill of Sale, the FIRPTA Certificate, the Form 593, the Tenant Notification Letters and change of address notices duly executed by Seller and any other documents (or copies thereof) deposited into Escrow by Seller pursuant hereto, and (E) disburse to Seller a conformed copy of the Deed and executed originals of the Tenant Lease Assignment, and the General Assignment.

ELECTRONIC ARTS INC.
-17-	[Purchase Agreement]

XI

REPRESENTATIONS AND WARRANTIES

     11.     Seller’s Representations and Warranties. In addition to any express agreements of Seller contained herein, the following constitute representations and warranties of Seller to Buyer which shall be true and correct as of the date hereof and as of the Close of Escrow as if remade in a separate certificate at that time, and which shall specifically survive, and shall not merge into, the Close of Escrow and the recordation of the Deed. “To the best of Seller’s knowledge” shall mean the information within the knowledge, possession or reasonable control of the current head of property management of Seller’s property management entity responsible for the Project, and “to Seller’s actual knowledge” shall mean the actual knowledge of the current head of property management of Seller’s property management entity responsible for the Project, without the duty of investigation or inquiry.

          11.1 Authority. Seller has the legal power, right and authority to enter into this Agreement and the instruments referenced herein, and to consummate the transaction contemplated hereby. All requisite action (corporate, trust, partnership or otherwise) has been taken by Seller in connection with the entering into this Agreement and the instruments referenced herein, and the consummation of the transaction contemplated hereby. No consent of any partner, shareholder, creditor, investor, judicial or administrative body, Authority or other party is required that has not been obtained. The individuals executing this Agreement and the instruments referenced herein on behalf of Seller and the partners, members, officers or trustees of Seller, if any, have the legal power, right, and actual authority to bind Seller to the terms and conditions hereof and thereof. This Agreement and all documents required hereby to be executed by Seller are and shall be valid, legally binding obligations of and enforceable against Seller in accordance with their terms, subject only to applicable bankruptcy, insolvency, reorganization, moratorium laws or similar laws or equitable principals affecting or limiting the rights of contracting parties generally. Neither the execution and delivery of this Agreement and the documents referenced herein, nor the incurrence of the obligations set forth herein, nor the consummation of the transaction herein contemplated, nor compliance with the terms of this Agreement and the documents referenced herein conflict with or result in the material breach of any terms, conditions or provisions of, or constitute a default under, any bond, note, or other evidence of indebtedness or any contract, indenture, mortgage, deed of trust, loan, partnership agreement, lease, limited liability agreement or other agreements or instruments to which Seller is a party or by which Seller is bound.

          11.2 Adverse Claims; Insolvency. Seller has not received written notice of, and to the Seller’s actual knowledge, there are no, pending, threatened or contemplated actions, suits, arbitrations, claims or proceedings, at law or in equity, in which Seller is, or will be, a party by reason of Seller’s ownership of the Property, which will affect Seller’s ability to consummate the transactions contemplated hereunder or which will adversely affect the Property, except as set forth on Exhibit “G”, if any, hereto. No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending or, to Seller’s actual knowledge, threatened, in writing against Seller or, to the best of Seller’s knowledge, any members of Seller, nor are any of such proceedings contemplated by Seller or, to

ELECTRONIC ARTS INC.
-18-	[Purchase Agreement]

the best of Seller’s knowledge, any general partner of Seller, except as set forth on Exhibit “G” hereto.

          11.3 Default Notices and Governmental Regulations. To Seller’s actual knowledge, and except as disclosed on Exhibit H, if any, Seller has received no written notice from any Authority of any violations of Governmental Regulations.

          11.4 Title of Seller. Except as set forth on Exhibit “I” hereto, if any, (i) all of Seller’s right, title and interest in and to any Personal Property or intangible property transferred hereby have been fully paid for and will not be subject to any liens, encumbrances or claims of any kind upon the Close of Escrow, (ii) the transfer and assignment to Buyer of Seller’s right, title and interest in and to the Personal Property, intangible property and operating agreements transferred hereunder, if any, does not require the consent of third parties, and (iii) there do not exist any rights of first refusal or options to purchase the Property which are superior to Buyer’s rights under this Agreement.

          11.5 Service Contracts and Records and Plans. Except as set forth on Exhibit “J” hereto, to the best of Seller’s knowledge, there are no service or maintenance contracts, which will be obligations of the Buyer after the Close of Escrow with respect to the Property, other than the Service Contracts delivered to Buyer by Seller pursuant to this Agreement and which have been approved by Buyer pursuant to the terms of this Agreement. To the best of Seller’s knowledge, the Records and Plans to be delivered to Buyer under the terms of this Agreement are all of such Records and Plans which are within the possession or control of Seller.

          11.6 Tenant Leases. Exhibit “K” attached hereto, is a complete list of all of the Tenant Leases affecting the Property. To the best of Seller’s knowledge, (i) other than the Tenant Leases, there are no written leases, subleases, occupancies or tenancy agreements, to which Seller is a party, in effect pertaining to the Property, and Seller has no actual knowledge of any oral agreements between Seller and anyone, including Tenants, with respect to the occupancy of the Project; (ii) no Tenant Lease has been modified, amended or altered in writing or otherwise, and no concessions, abatements or adjustments have been granted to any Tenant, except as set forth in the Tenant Leases; (iii) true and complete copies of all Tenant Leases have been provided to Buyer; (iii) Seller has not given to any Tenant or received from any Tenant, any notice of any default under any Tenant Lease which default remains uncured; (iv) no guarantors of any of the Tenant Leases have been released by Seller from any obligation related to the Tenant Leases; (v) neither Seller’s interest in the Tenant Lease nor any of the rentals due or to become due under the Tenant Leases will be, assigned, encumbered or subject to any liens at the Close of Escrow, and (vi) except as set forth on Exhibit “K”, no leasing or brokerage fees or commissions of any nature whatsoever shall be or become due or owing after the Close of Escrow with respect to the Tenant Leases.

          11.7 Third Party Rights. Seller has not entered into any other contracts for the sale of the Property which are currently in effect, nor do there exist any rights of first refusal or options to purchase the Property, other than Buyer’s rights under that certain Agreement re Right of First Offer to Purchase and Option to Purchase, dated July 30, 2003 (the “Option Agreement”), by and between Seller as Optionor thereunder and Buyer as Optionee thereunder.

ELECTRONIC ARTS INC.
-19-	[Purchase Agreement]

          11.8 Hazardous Materials. To the best of Seller’s knowledge, Seller has not received any written notice of any violation of any laws relating to Hazardous Materials with respect to the Property.

XII

BUYER’S REPRESENTATIONS AND WARRANTIES

     12.     Buyer’s Representations and Warranties. In addition to any express agreements of Buyer contained herein, which shall be true and correct as of the date hereof and the Close of Escrow as if remade in a separate certificate at that time, Buyer hereby represents and warrants to Seller as follows: Buyer has the legal power, right and authority to enter into this Agreement and the instruments referenced herein, and to consummate the transaction contemplated hereby. All requisite action (corporate, trust, partnership or otherwise) has been taken by Buyer in connection with the entering into this Agreement and the instruments referenced herein, and the consummation of the transaction contemplated hereby. No consent of any partner, shareholder, creditor, investor, judicial or administrative body, Authority or other party is required. The individuals executing this Agreement and the instruments referenced herein on behalf of Buyer have the legal power, right and actual authority to bind Buyer to the terms and conditions hereof and thereof. This Agreement and all documents required hereby to be executed by Buyer are and shall be valid, legally binding obligations of and enforceable against Buyer in accordance with their terms, subject only to applicable bankruptcy, insolvency, reorganization, moratorium laws or similar laws or equitable principals affecting or limiting the rights of contracting parties generally.

          12.1 SALE “AS IS”. EXCEPT WITH RESPECT TO THE EXPRESS REPRESENTATIONS AND WARRANTIES OF SELLER SET FORTH IN PARAGRAPH 11, -, BUYER HAS NOT RELIED UPON AND WILL NOT RELY UPON, EITHER DIRECTLY OR INDIRECTLY, ANY REPRESENTATION OR WARRANTY OF SELLER OR ANY OF ITS RESPECTIVE AGENTS. EXCEPT WITH RESPECT TO THE COVENANTS, REPRESENTATIONS AND WARRANTIES OF SELLER SET FORTH IN PARAGRAPH 11 AND 13, BUYER IS RELYING SOLELY UPON BUYER’S OWN, INDEPENDENT INSPECTION, INVESTIGATION AND ANALYSIS OF THE PROPERTY AS BUYER DEEMS NECESSARY OR APPROPRIATE IN SO ACQUIRING THE PROPERTY FROM SELLER, INCLUDING, WITHOUT LIMITATION, AN ANALYSIS OF ANY AND ALL MATTERS CONCERNING THE CONDITION OF THE PROPERTY AND ITS SUITABILITY FOR BUYER’S INTENDED PURPOSES, AND A REVIEW OF ALL APPLICABLE LAWS, ORDINANCES, RULES AND GOVERNMENTAL REGULATIONS (INCLUDING, BUT NOT LIMITED TO, THOSE RELATIVE TO BUILDING, ZONING AND LAND USE) AFFECTING THE DEVELOPMENT, USE, OCCUPANCY OR ENJOYMENT OF THE PROPERTY. UPON CLOSING, EXCEPT TO THE EXTENT OF THE EXPRESS REPRESENTATIONS AND WARRANTIES OF SELLER IN THIS AGREEMENT, BUYER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING, BUT NOT LIMITED TO, ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY BUYER’S INSPECTIONS AND INVESTIGATIONS. BUYER ACKNOWLEDGES AND AGREES THAT UPON

ELECTRONIC ARTS INC.
-20-	[Purchase Agreement]

CLOSING, SELLER SHALL SELL AND CONVEY TO BUYER AND BUYER SHALL ACCEPT THE PROPERTY “AS IS, WHERE IS,” WITH ALL FAULTS, EXCEPT TO THE EXTENT OF THE EXPRESS REPRESENTATIONS AND WARRANTIES OF SELLER IN THIS AGREEMENT. SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY ORAL OR WRITTEN STATEMENTS, REPRESENTATIONS, OR INFORMATION PERTAINING TO THE PROPERTY FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON, UNLESS THE SAME ARE SPECIFICALLY SET FORTH OR REFERRED TO IN THIS AGREEMENT. WITHOUT LIMITING THE FOREGOING, EXCEPT TO THE EXTENT OF THE EXPRESS REPRESENTATIONS AND WARRANTIES OF SELLER IN THIS AGREEMENT, SELLER SHALL HAVE NO LIABILITY TO BUYER WITH RESPECT TO (A) THE POTENTIAL FOR FURTHER DEVELOPMENT OF THE PROPERTY, (B) THE EXISTENCE OF VESTED LAND USE, ZONING OR BUILDING ENTITLEMENTS AFFECTING THE PROPERTY, (C) THE MERCHANTABILITY OF THE PROPERTY OR FITNESS OF THE PROPERTY FOR ANY PARTICULAR PURPOSE (BUYER AFFIRMING THAT BUYER HAS NOT RELIED ON SELLER’S SKILL OR JUDGMENT TO SELECT OR FURNISH THE PROPERTY FOR ANY PARTICULAR PURPOSE, AND THAT SELLER MAKES NO WARRANTY THAT THE PROPERTY IS FIT FOR ANY PARTICULAR PURPOSE), (D) TAX CONSEQUENCES, (E) THE CONTENT OR ACCURACY OF ANY REPORT, STUDY, OPINION OR CONCLUSION OF ANY SOILS, ENVIRONMENTAL OR OTHER ENGINEER OR OTHER PERSON OR ENTITY WHO HAS EXAMINED THE PROPERTY OR ANY ASPECT THEREOF, (F) THE CONTENT OR ACCURACY OF ANY INFORMATION RELEASED TO BUYER BY AN ENGINEER OR PLANNER IN CONNECTION WITH THE DEVELOPMENT OF THE PROPERTY, OR (G) THE CONTENT OR ACCURACY OF THE DOCUMENTS AND MATERIALS AND ANY OTHER INFORMATION GIVEN TO BUYER BY SELLER WITH RESPECT TO THE PROPERTY, AND BUYER HEREBY RELEASES SELLER FROM ANY LIABILITY ARISING OUT OF ANY CLAIM RELATED TO ANY OF THE FOREGOING MATTERS SET FORTH IN THIS SECTION 12.1. THE TERMS AND CONDITIONS OF THIS PARAGRAPH 12.1 SHALL EXPRESSLY SURVIVE THE CLOSE OF ESCROW AND SHALL NOT BE MERGED WITH THE DEED. BUYER HAS FULLY REVIEWED THE DISCLAIMERS AND WAIVERS SET FORTH IN THIS AGREEMENT WITH ITS COUNSEL AND UNDERSTANDS THE SIGNIFICANCE AND EFFECT THEREOF. BUYER ACKNOWLEDGES AND AGREES THAT THE DISCLAIMERS AND OTHER AGREEMENTS SET FORTH IN THIS AGREEMENT ARE AN INTEGRAL PART OF THIS AGREEMENT AND THAT SELLER WOULD NOT HAVE AGREED TO SELL THE PROPERTY TO BUYER FOR THE PURCHASE PRICE WITHOUT THIS DISCLAIMER AND OTHER AGREEMENTS SET FORTH IN THIS AGREEMENT.

     BUYER ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY LEGAL COUNSEL AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of

ELECTRONIC ARTS INC.
-21-	[Purchase Agreement]

executing the release, which if known by him must have
materially affected his settlement with the debtor.”

BUYER EXPRESSLY WAIVES AND RELINQUISHES ANY AND ALL RIGHTS OR BENEFITS IT MAY HAVE UNDER, OR WHICH MAY BE CONFERRED UPON IT BY, THE PROVISIONS OF SECTION 1542 OF THE CALIFORNIA CIVIL CODE TO THE FULLEST EXTENT THAT IT MAY LAWFULLY WAIVE SUCH RIGHTS OR BENEFITS PERTAINING TO THE SUBJECT MATTER OF THIS RELEASE.

BUYER’S INITIALS:

XIII

OPERATIONS DURING ESCROW

     13.     Seller’s Covenants Regarding Operation of the Property Through the Close of Escrow. From and after the Effective Date, through and including the Close of Escrow, Seller, at its sole cost and expense, covenants and agrees to:

          13.1 Keep all existing insurance policies affecting the Property in full force and effect;

          13.2 Use commercially reasonable efforts to keep in full force and effect and/or renew all Licenses and Permits affecting the Property, to the extent not the obligation of any other party, including any Tenants under the Tenant Leases, including Buyer;

          13.3 Provide all services and continue to operate, manage and maintain the Property (including mechanical equipment of every kind used in the operation thereof) in such condition so that the Property shall be in substantially the same condition on the Close of Escrow as on the Effective Date, reasonable wear and tear excepted;

          13.4 Comply with all Governmental Regulations;

          13.5 Deliver to Buyer copies of any Operating Statements prepared after the Effective Date;

          13.6 Not extend, renew, modify or replace any of the Service Contracts without the prior written consent of Buyer, which consent may be withheld by Buyer in its sole discretion [IF RIGHT OF FIRST OFFER PURCHASE: reasonable discretion prior to the expiration of the Contingency Period, and sole discretion thereafter] and Seller shall cancel all Service Contracts which are required to be cancelled by Buyer pursuant to this Agreement as of the Close of Escrow;

          13.7 Not, without the prior written consent of Buyer, convey any interest in any Licenses and Plans, Permits and Records, affecting the Property, and Seller will not subject the Property to any additional liens, encumbrances, covenants, conditions, easements, rights of way or similar matters after the Effective Date;

ELECTRONIC ARTS INC.
-22-	[Purchase Agreement]

          13.8 Not make any alterations to the Property, except (a) to the extent required under existing Tenant Leases, or (b) if necessary to complete any alterations commenced prior to the Effective Date; or (c) if necessary to maintain the Property in the condition required under this Agreement or remove any Personal Property therefrom;

          13.9 Pay for all capital and other improvements (including labor and materials) which are performed or contracted for by Seller at or prior to Effective Date. Any improvements if commenced after the Effective Date must be approved by Buyer in its sole discretion provided, however, such approval shall be deemed given if not denied by Buyer within five (5) business days after Seller’s written request therefor;

          13.10 Keep Buyer timely advised of any repair or improvement required to keep the Project in such condition as aforesaid and which costs in excess of Ten Thousand Dollars ($10,000.00), which improvements must be approved by Buyer in its reasonable discretion, except (a) to the extent required under existing tenant leases, or (b) if commenced prior to the opening of escrow provided, however, such approval shall be deemed given if not denied by Buyer within five (5) business days of Seller’s request therefor;

          13.11 Not modify, extend, terminate or otherwise change any of the terms, covenants or conditions of the Tenant Leases or enter into new leases or any other obligations or agreements affecting the Project without the prior written consent of Buyer, [THIS PROVISION APPLICABLE TO A PURCHASE OPTION PURCHASE: which consent may be withheld in Buyer’s sole discretion,] [THIS PROVISION APPLICABLE TO A RIGHT OF FIRST OFFER PURCHASE: which consent may (A) not be unreasonably withheld by Buyer prior to the expiration of the Contingency Period, and (B) may be withheld in Buyer’s sole discretion following the expiration of the Contingency Period.] Without the prior written consent of Buyer, which shall not be unreasonably withheld, Seller shall not terminate any of the Tenant Leases, unless the Tenant thereunder shall have defaulted in the payment of rent. In the event Buyer has not responded to Seller’s written request for consent within five (5) business days after Seller’s delivery to Buyer of all pertinent information concerning such Tenant Lease, obligation or agreement, Buyer shall be deemed to have consented thereto;

          13.12 Not accept from any of the Tenants payment of rent more than one month in advance (Seller shall be permitted to apply any Tenant Deposit to rent or any other sum due from, or on account of any default by, any Tenant subject to and in accordance with the terms of the applicable Tenant Lease); and

          13.13 Seller shall pay in full, prior to the Close of Escrow, all bills and invoices for labor, goods, materials and services of any kind relating to the Property and utility charges, relating to the period prior to the Close of Escrow, provided the payment of such items is not the responsibility of any Tenants (including Buyer) under the Tenant Leases. Any alterations, installations, decorations and other work required to be performed by Landlord prior to the Close of Escrow under the Tenant Leases will be completed and paid for in full by the Close of Escrow or Buyer shall receive a credit against the Purchase Price for the reasonable estimate of any cost to complete such work.

ELECTRONIC ARTS INC.
-23-	[Purchase Agreement]

          13.14 Promptly notify Buyer of any change in any condition with respect to the Property or of any event or circumstance which makes any representation or warranty of Seller under this Agreement untrue or misleading, or any covenant of Buyer under this Agreement incapable or less likely of being performed, it being understood that the Seller’s obligation to provide notice to Buyer shall in no way relieve Seller of any liability for a breach by Seller of any of its representations, warranties or covenants under this Agreement.

XIV

CONDEMNATION, DAMAGE AND DESTRUCTION

     14.     Condemnation, Damage and Destruction.

          14.1 Condemnation. If, prior to the Close of Escrow, any material portion of the Real Property or any of the rentable square footage of the Improvements is taken, by eminent domain or otherwise (or is the subject of a pending, threatened or contemplated taking which has not been consummated), or if the access thereto or available parking area therefor is reduced or restricted so that Buyer’s use and enjoyment of the Project is materially and adversely affected, Seller shall immediately notify Buyer, in writing, of such fact. In such event, Buyer shall have the option, in its sole discretion, to terminate this Agreement upon written notice to Seller given not later than ten (10) business days after receipt of Seller’s notice. If this Agreement is so terminated, the provisions of Section 6 shall govern. If Buyer does not exercise this option to terminate this Agreement, neither party shall have the right to terminate this Agreement, and Seller shall have no obligation under this Agreement to rebuild or restore the Property in any manner, but the Seller shall assign and turn over, and the Buyer shall be entitled to receive and keep, all awards for the taking by eminent domain which accrue to Seller for periods after the Close of Escrow, and the parties shall proceed to consummate the transaction contemplated by this Agreement pursuant to the terms hereof, without modification of the terms of this Agreement and without any reduction in the Purchase Price. Unless and until this Agreement is terminated, Seller shall take no action with respect to any eminent domain proceeding without obtaining Buyer’s prior written consent.

          14.2 Damage or Destruction. Prior to the Close of Escrow, and notwithstanding the pendency of this Agreement, the entire risk of loss or damage by earthquake, flood, landslide, fire or other casualty shall be borne and assumed by Seller, except as otherwise provided in this Section. If, prior to the Close of Escrow, any part of the Improvements is damaged or destroyed by earthquake, flood, landslide, fire or other casualty, Seller shall immediately notify Buyer, in writing, of such fact. If such damage or destruction is “material”, Buyer shall have the option to terminate this Agreement upon written notice to the Seller given not later than ten (10) business days after receipt of Seller’s notice. For purposes hereof, “material” shall be deemed to be any insured damage or destruction that shall take more than one hundred eighty (180) days to repair, in Buyer’s good faith judgment. If this Agreement is so terminated, the provisions of Section 6 shall govern. If Buyer does not exercise this option to terminate this Agreement, neither party shall have the right to terminate this Agreement and Seller shall assign and turn over, and Buyer shall be entitled to receive and keep, all insurance proceeds payable to it with respect to such destruction (which shall then be repaired or not at Buyer’s option and cost), including any rent loss insurance applicable to periods after the Close of Escrow, plus the

ELECTRONIC ARTS INC.
-24-	[Purchase Agreement]

Purchase Price shall be reduced by an amount equal to the deductible amount with respect to the insurance and the parties shall proceed to consummate the transaction contemplated by this Agreement pursuant to the terms hereof without modification of the terms of this Agreement and without any reduction in the Purchase Price (except as specifically set forth hereinabove). If Buyer does not elect to terminate this Agreement by reason of any casualty, Buyer shall have the right to participate in any adjustment of the insurance claim.

XV

RIGHTS AND REMEDIES

     15.     Legal and Equitable Enforcement of this Agreement.

          15.1 Default by Seller. If the Close of Escrow and the consummation of the transactions herein contemplated do not occur by reason of any default by Seller, Buyer shall be entitled to terminate this Agreement and the return of the Deposit (including all interest accrued thereon) and to pursue any other remedy available to it at law or in equity, including the specific performance of this Agreement, provided, however, as a condition precedent to Buyer’s right under this Section 14.1 to obtain specific performance by Seller and to commence an action therefor and to record a notice of lis pendens or other notice or filing in the county records, Buyer shall have performed, or be in a position, ready, willing and able, to the extent required by law, to fully perform, all of its obligations under this Agreement, including, without limitation, delivery to Escrow Holder of the balance of the Purchase Price (as adjusted) pursuant to Section 8 hereof. In no event may Buyer seek, and Buyer hereby waives and releases Seller from any claim for, any consequential damages if either the transfer of the Property does not occur or if the transfer of the Property does occur pursuant to an action for specific performance.

          15.2 DEFAULT BY BUYER. IF THE CLOSING AND THE CONSUMMATION OF THE TRANSACTION HEREIN CONTEMPLATED DOES NOT OCCUR ON OR BEFORE THE CLOSING DATE AS HEREIN PROVIDED BY REASON OF A MATERIAL UNCURED DEFAULT OF BUYER, BUYER AND SELLER AGREE THAT IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO ESTIMATE THE DAMAGES WHICH SELLER MAY SUFFER. THEREFORE, BUYER AND SELLER HEREBY AGREE THAT A REASONABLE ESTIMATE OF THE TOTAL NET DETRIMENT THAT SELLER WOULD SUFFER IN THE EVENT THAT BUYER DEFAULTS AND FAILS TO COMPLETE THE PURCHASE OF THE PROPERTY IS AND SHALL BE, AS SELLER’S EXCLUSIVE REMEDY (WHETHER AT LAW OR IN EQUITY), AN AMOUNT EQUAL TO THE DEPOSIT AND ALL INTEREST THEREON. SUBJECT TO THE FINAL TWO SENTENCES OF THIS SECTION 15.2, SAID AMOUNT SHALL BE THE FULL, AGREED AND LIQUIDATED DAMAGES FOR THE BREACH OF THIS AGREEMENT BY BUYER, ALL OTHER CLAIMS TO DAMAGES OR OTHER REMEDIES BEING HEREIN EXPRESSLY WAIVED BY SELLER. THE PAYMENT OF SUCH AMOUNT AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTIONS 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677. BUYER AND

ELECTRONIC ARTS INC.
-25-	[Purchase Agreement]

SELLER HEREBY WAIVE THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 3389. UPON DEFAULT BY BUYER, THIS AGREEMENT SHALL TERMINATE AND NEITHER PARTY SHALL HAVE ANY FURTHER RIGHTS OR OBLIGATIONS HEREUNDER, EACH TO THE OTHER, EXCEPT FOR THE RIGHT OF SELLER TO COLLECT SUCH LIQUIDATED DAMAGES FROM BUYER AND/OR ESCROW HOLDER. FURTHERMORE, THE OPTION AGREEMENT SHALL IMMEDIATELY TERMINATE AND BE OF NO FURTHER FORCE OR EFFECT EXCEPT WITH RESPECT TO THE OBLIGATION OF BUYER TO EXECUTE A QUITCLAIM DEED AS SET FORTH THEREIN. NOTWITHSTANDING THE FOREGOING, THE PROVISIONS OF THIS SECTION 15.2 SHALL NOT LIMIT BUYER’S OBLIGATIONS UNDER SECTION 16.2 BELOW OR SELLER’S RIGHTS UNDER SECTION 16.8 BELOW.

BUYER’S INITIALS	SELLER’S INITIALS

XVI

MISCELLANEOUS

     16.     Miscellaneous.

          16.1 Notices. Unless otherwise expressly provided herein, all notices or other communications required or permitted hereunder shall be in writing, and shall be personally delivered (including by means of professional messenger service) or by nationally recognized overnight courier service, messenger service, or registered or certified mail, postage prepaid, return receipt requested. All written communications in accordance with the foregoing shall be deemed given (i) three (3) days after the date it is posted if sent by mail, or (ii) the date the personal or overnight courier delivery is made, or refused by the addressee, at the address set forth below the signature of the appropriate party, if delivered by 5:00 p.m. Los Angeles time on a business day, or the next business day if delivered after 5:00 p.m. of a business day or on a non-business day. Notices of change of address shall be given by written notice as described in this Section.

          16.2 Broker. Upon the Close of Escrow, Seller shall pay from funds accruing to Seller through Escrow, any brokerage commission and fees owed to the Broker(s) in connection with the transactions contemplated by this Agreement. Seller represents and warrants to Buyer, and Buyer represents and warrants to Seller, that no other broker or finder has been engaged by it, respectively, in connection with any of the transactions contemplated by this Agreement, or to its knowledge is in any way connected with any of such transactions. If any such claims for additional brokers’ or finders’ fees or commissions in connection with the negotiation, execution or consummation of this Agreement, then Buyer shall indemnify, save harmless and defend Seller from and against such claims if they shall be based upon any statement, representation or agreement made by Buyer, and Seller shall indemnify, save harmless and defend Buyer if such claims shall be based upon any statement, representation or agreement made by Seller.

-26-	ELECTRONIC ARTS INC. [Purchase Agreement]

          16.3 Assignment. Buyer may not assign this Agreement, nor may any direct or indirect interests in Buyer be transferred or assigned, at any time, except to an “Affiliate” of Buyer. For purposes herein, an “Affiliate” shall mean any of the following: (a) (an entity which is controlled by, controls or is under common control with Buyer or an Affiliate of Buyer; (b) an entity which merges with or acquires or is acquired by, Buyer or a parent or a subsidiary of Buyer’s parent or Affiliate; (c) a transferee to a purchaser of all or substantially all of the assets of Buyer or an entity which is controlled by, controls or is under common control of Buyer; or (d) a transfer, by operation of law or otherwise, in connection with the merger, consolidation or other reorganization of Buyer or an entity which is controlled by, controls or is under common control of Buyer. For purposes of this Agreement, “control” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity, or majority ownership of any sort, whether through the ownership of voting securities, by contract or otherwise.

          16.4 Partial Invalidity. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

          16.5 Waivers. No waiver of any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

          16.6 Survival. The covenants, agreements, representations and warranties made herein shall survive the Close of Escrow for and shall not merge into the Deed upon the recordation thereof in the Official Records.

          16.7 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the permitted successors and assigns of the parties hereto.

          16.8 Professional Fees. If either party files any action or brings any proceeding against the other arising out of this Agreement, whether or not such action or proceeding is prosecuted to judgment (“Action”), then (1) the unsuccessful party therein shall pay all costs incurred by the prevailing party therein, including reasonable attorneys’ fees and costs, court costs and reimbursements for any other expenses incurred in connection therewith, and (2) as a separate right, severable from any other rights set forth in this Agreement, the prevailing party therein the prevailing party shall be entitled to recover its reasonable attorneys’ fees and costs incurred in enforcing any judgment against the unsuccessful party therein, which right to recover post-judgment attorneys’ fees and costs shall be included in any such judgment. The right to recover post-judgment attorneys’ fees and costs shall (i) not be deemed waived if not included in any judgment, (ii) survive the final judgment in any Action, and (iii) not be deemed merged into such judgment. The rights and obligations of the parties under this Section 16.8 shall survive the termination of this Agreement.

-27-	ELECTRONIC ARTS INC. [Purchase Agreement]

          16.9 Entire Agreement. This Agreement (including all Exhibits attached hereto) and the Option Agreement and Profit Participation Agreement entered into between buyer and Seller are the final expression of, and contain the entire agreement between, the parties with respect to the subject matter hereof and supersede all prior understandings with respect thereto. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the party to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein. The parties do not intend to confer any benefit hereunder on any person, firm or corporation other than the parties hereto.

          16.10 Time of Essence. Seller and Buyer hereby acknowledge and agree that time is strictly of the essence with respect to each and every term, condition, obligation and provision hereof and that failure to timely perform any of the terms, conditions, obligations or provisions hereof by either party shall constitute a material breach of and a non-curable (but waivable) default under this Agreement by the party so failing to perform.

          16.11 Construction. Headings at the beginning of each Section and subparagraph are solely for the convenience of the parties and are not a part of the Agreement. Whenever required by the context of this Agreement, the singular shall include the plural and the masculine shall include the feminine and vice versa. This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. Unless otherwise indicated, all references to Sections and subparagraphs are to this Agreement. All exhibits referred to in this Agreement and the Glossary of Terms are attached and incorporated by this reference. If the date on which Buyer or Seller is required to take any action under the terms of this Agreement occurs on a Saturday, Sunday or Federal or State holiday, then, the action shall be taken on the next succeeding business day.

          16.12 Governing Law. The parties hereto acknowledge that this Agreement has been negotiated and entered into in the State of California. The parties hereto expressly agree that this Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the laws of the State of California.

          16.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, together, shall constitute one and the same instrument.

          16.14 No Joint Venture. This Agreement shall not create a partnership or joint venture relationship between Buyer and Seller.

          16.15 Confidentiality. Neither Seller nor Buyer, nor any of their agents, brokers, or employees shall make any public announcement (including, without limitation, any press release) or disclosure of any information related to this Agreement to outside brokers or third parties, of any information concerning the transaction contemplated hereby, before or after the Close of Escrow, without the prior written consent of the other. This Section 16.15 shall survive the closing or any termination or expiration of this Agreement.

-28-	ELECTRONIC ARTS INC. [Purchase Agreement]

          16.16 Required Actions of Buyer and Seller. Buyer and Seller agree to execute all such instruments and documents and to take all actions pursuant to the provisions hereof in order to consummate the purchase and sale herein contemplated and shall use their commercially reasonable best efforts to consummate the transaction contemplated by this Agreement in accordance with the provisions hereof.

          16.17 Indemnification. Seller agrees to indemnify, protect, defend and hold harmless Buyer and its respective nominees, successors, assigns, parent company (if any), officers, directors, partners, agents, employees and beneficiaries from any and all third-party liabilities, claims, causes of action, penalties, demands and expenses, of any kind or nature whatsoever (including attorney’s fees and costs) arising out of, resulting from, or relating to, any breach by Seller of the representations and warranties as set forth in Section 11 of this Agreement, provided such representations and warranties and Seller’s obligations hereunder shall only survive the Closing by one (1) year following the Close of Escrow, any claim with respect thereto must be brought within one (1) year following the Close of Escrow, and Seller’s liability hereunder shall not exceed Two Million and No/100 Dollars ($2,000,000.00).

               16.17.1 Buyer hereby agrees to indemnify Seller against, and to hold Seller harmless from, all losses, damages, costs and expenses, including without limitation, legal fees and disbursements, incurred by Seller relating to the Property which arise or result from acts, occurrences or matters that take place after the Close of Escrow; provided, however, nothing contained herein shall obligate Buyer with respect to, or negate or modify any liability of Seller for a breach of Seller’s representations, warranties and covenants in this Agreement.

          16.18 WAIVER OF JURY TRIAL. SELLER AND BUYER, TO THE EXTENT THEY MAY LEGALLY DO SO, HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS AGREEMENT, OR IN ANY WAY CONNECTED WITH, OR RELATED TO, OR INCIDENTAL TO, THE DEALINGS OF THE PARTIES HERETO WITH RESPECT TO THIS AGREEMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. TO THE EXTENT THEY MAY LEGALLY DO SO, SELLER AND BUYER HEREBY AGREE THAT ANY SUCH CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE OTHER PARTY OR PARTIES HERETO TO WAIVER OF ITS OR THEIR RIGHT TO TRIAL BY JURY.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year hereinabove written.

-29-	ELECTRONIC ARTS INC. [Purchase Agreement]

“BUYER”	“SELLER”

ELECTRONIC ARTS INC.	PLAYA VISTA – WATER’S EDGE, LLC,
a Delaware Corporation	a Delaware limited liability company

By:	By:	CA-Playa Vista Water’s Edge Limited Partnership,
a Delaware limited partnership,
its Co-Manager
Its:

By:	By:	EOM GP, L.L.C.,
a Delaware limited liability company,
its general partner
Its:

By:	Equity Office Management, L.L.C., a Delaware limited liability company, its non-member manager

By:

Name:
Its:

By:	Maguire Partners – PV Investor Partnership, L.P., a California limited partnership, its Co-Manager

By:	Maguire Partners – PV IP GP, LLC, a California limited liability company, its general partner
By:	Maguire Partners SCS, Inc., a California corporation, its Manager

By:

Name:

Title:

-30-	ELECTRONIC ARTS INC. [Purchase Agreement]

Address for notices:	Address for notices:

At Buyer’s address at the Property Attention: Head of Facilities and COO EALA	Playa Vista – Water’s Edge, LLC
c/o Equity Office Properties
               550 South Hope Street, Suite 2200
Los Angeles, California 90071
Attention: Regional Vice President
Facsimile No.:

and

c/o Maguire Partners
555 West Fifth Street, Suite 500
Los Angeles, California 90013
Attention: Partner – Leasing
Facsimile No.:

With copies to:	With copies to:

Electronic Arts 209 Redwood Shores Parkway Redwood City, California 94065 Attention: General Counsel	Equity Office 2 North Riverside Plaza Suite 2100 Chicago, Illinois 60606 Attention: Chief Legal Counsel

And	And:

209 Redwood Shores Parkway Redwood City, California 94065 Attention: Senior Director of Facilities and Corporate Services	Allen, Matkins, Leck, Gamble & Mallory 1901 Avenue of the Stars Suite 1800 Los Angeles, California 90067 Attention: Anton N. Natsis, Esq. Facsimile No.: (310) 788-2410

-31-	ELECTRONIC ARTS INC. [Purchase Agreement]

EXHIBIT A

LEGAL DESCRIPTION

[TO BE PROVIDED]

EXHIBIT A -1-	ELECTRONIC ARTS INC. [Purchase Agreement]

EXHIBIT B

RECORDING REQUESTED BY

WHEN RECORDED MAIL TO AND MAIL TAX STATEMENTS TO

NAME

ADDRESS

CITY
STATE & ZIP

GRANT DEED

TITLE ORDER NO.	ESCROW NO.	APN NO.

THE UNDERSIGNED GRANTOR(s) DECLARE(s)
DOCUMENTARY TRANSFER TAX is not shown pursuant to Section 11932 of the Revenue and Taxation Code.

FOR A VALUABLE CONSIDERATION, receipt of which is hereby acknowledged,

, a

hereby GRANT(s) to

, a

the following described real property in the County of             Los Angeles,        State of California:

See Exhibit A attached hereto and incorporated herein by this reference.

Dated:	, 20			,

a

By:

Its:

EXHIBIT B -1-	ELECTRONIC ARTS INC. [Purchase Agreement]

ACKNOWLEDGMENT

STATE OF CALIFORNIA	)
	)	SS.
COUNTY OF ___________________	)

           On            before me,          , personally appeared           , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

     WITNESS my hand and official seal.

NOTARY PUBLIC
State of California

EXHIBIT B -2-	ELECTRONIC ARTS INC. [Purchase Agreement]

EXHIBIT A TO EXHIBIT B

LEGAL DESCRIPTION

[TO BE PROVIDED]

EXHIBIT A TO

EXHIBIT B -1-	ELECTRONIC ARTS INC. [Purchase Agreement]

EXHIBIT C

TENANT LEASE ASSIGNMENT

RECORDING REQUESTED BY AND
WHEN RECORDED MAIL TO:

Attn:

MAIL TAX STATEMENTS TO:

Same as Above

(Above Space for Recorder’s Use Only)

TENANT LEASE ASSIGNMENT

     THIS TENANT LEASE ASSIGNMENT (“Assignment”) is made this      day of                          , 20     , by and between                                       (“Assignor”) and                                  (“Assignee”).

WITNESSETH:

     Under that certain Agreement of Purchase and Sale and Joint Escrow Instructions dated         , 20        , (“Agreement”), Assignor is obligated to assign to Assignee any and all of Assignor’s right, title and interest in and to all leases, licenses, tenancy agreements or occupancy agreements relative to the real property (“Real Property”) described in Exhibit “A” attached hereto, together with all rents, issues and profits thereunder (collectively, “Tenant Leases”) and all security deposits, plus any interest accrued thereon, paid by tenants of the Property to Assignor or any other person (“Tenant Deposits”), which Tenant Leases and Tenant Deposits are set forth on Exhibit “B” attached hereto. The term “Tenant Leases” specifically excludes the “Lease” (as defined in the Agreement) between Assignee and Assignor.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns, sells, transfers, sets over and delivers unto Assignee all of Assignor’s estate, right, title and interest in and to the Tenant Leases and the Tenant Deposits and Assignee hereby accepts such assignment.

     Assignor hereby covenants that Assignor will, at any time and from time to time upon written request therefor, execute and deliver to Assignee, Assignee’s successors, nominees or assigns, such reasonable documents as Assignee may reasonably request in order to fully assign and transfer to and vest in Assignee or Assignee’s successors, nominees and assigns the rights assigned hereunder.

EXHIBIT C	ELECTRONIC ARTS INC.
-1-	[Purchase Agreement]

     Assignee hereby assumes the performance of all of the terms, covenants and conditions imposed upon Assignor as landlord under the Tenant Leases accruing or arising on or after the date of recordation of this Assignment.

     Assignor hereby agrees to indemnify, defend, protect and hold harmless Assignee, Assignee’s agent and Assignee’s and their successors and assigns from an against any and all claims, losses, liabilities and expenses, including reasonable attorneys’ fees, suffered or incurred by Assignee by reason of any breach by Assignor prior to the date of recordation hereof, of any of Assignor’s obligations under the Tenant Leases (specifically excluding the Lease) or with respect to Tenant Deposits.

     Assignee hereby agrees to indemnify, defend, protect and hold harmless Assignor, Assignor’s agents and Assignor’s and their successors and assigns from an against any and all claims, losses, liabilities and expenses, including reasonable attorneys’ fees, suffered or incurred by Assignor by reason of any breach by Assignee from and after the date of recordation hereof, of any of Assignee’s obligations under the Tenant Leases or with respect to Tenant Deposits.

     In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, conditions, agreements or provisions on the part of the other party arising out of this Assignment, then in that event the prevailing party shall be entitled to have and recover of and from the other party all costs and expenses of the action or suit, including reasonable attorneys’ fees.

     This Assignment may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

     This Assignment shall be binding upon and inure to the benefit of the successors, assignees, personal representatives, heirs and legatees of all the respective parties hereto.

     This Assignment shall be governed by, interpreted under, and construed and enforceable in accordance with, the laws of the State of California.

     IN WITNESS WHEREOF, Assignor and Assignee have executed and delivered this Assignment as of the day and year first above written.

,

a		a

By:	By:

Its:	Its:

“Assignor”		“Assignee”

EXHIBIT C	ELECTRONIC ARTS INC.
-2-	[Purchase Agreement]

EXHIBIT A TO EXHIBIT C

LEGAL DESCRIPTION OF REAL PROPERTY

[TO BE PROVIDED]

EXHIBIT A TO
EXHIBIT C	ELECTRONIC ARTS INC.
-1-	[Purchase Agreement]

EXHIBIT B TO EXHIBIT C

LIST OF TENANT LEASES AND TENANT DEPOSITS

[TO BE PROVIDED PRIOR TO CLOSING]

EXHIBIT B TO
EXHIBIT C	ELECTRONIC ARTS INC.
-1-	[Purchase Agreement]

ACKNOWLEDGMENT

STATE OF CALIFORNIA	)
	)	SS.
COUNTY OF ___________________	)

               On                        before me,                                , personally appeared                                , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

     WITNESS my hand and official seal.

NOTARY PUBLIC
State of California

STATE OF CALIFORNIA	)
	)	SS.
COUNTY OF ___________________	)

     On                                before me,                               , personally appeared                               , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

     WITNESS my hand and official seal.

NOTARY PUBLIC
State of California

EXHIBIT B TO
EXHIBIT C	ELECTRONIC ARTS INC.
-2-	[Purchase Agreement]

EXHIBIT D

GENERAL ASSIGNMENT

     THIS GENERAL ASSIGNMENT (“Assignment”) is made this           day of           , 20     , by and between                                , a                           (“Assignor”) and                     , a                (“Assignee”)

WITNESSETH:

     Assignor and Assignee entered into that certain Agreement of Purchase and Sale and Joint Escrow Instructions dated as of      , 20      (“Agreement”) respecting the sale of certain “Property”, including the “Real Property” described in Exhibit “A” and the “Improvements” located thereon (all as defined in the Agreement).

     Under the Agreement, Assignor is obligated to assign to Assignee any and all of its right, title and interest in and to:

     (a)  certain service agreements, construction contracts, architects’ agreements, brokerage agreements, parking agreements, consultants’ agreements, maintenance contracts, warranties, guarantees, management contracts, bonds and all other contracts and agreements relating to the Real Property and Improvements, together with all supplements, amendments and modifications thereto, relating to the Property (“Service Contracts”);

     (b)  to the extent assignable, all licenses, permits, certificates of occupancy, approvals, dedications, subdivision maps and entitlements issued, approved or granted by the “Authorities” (as that term is defined in the Agreement) or otherwise in connection with the Property; the use of the name “[PROJECT NAME]” and any other trade names, trademarks, and logos used by Assignor in the operation and identification of the Improvements and/or the Real Property (as that term is defined in the Agreement); any and all development rights and other intangible rights, title and interests, privileges and appurtenances owned by Assignor and in any way related to or used in connection with the Property and its operation; and all licenses, consents, easements, rights of way and approvals from private parties to use utilities and permit vehicular and pedestrian ingress and egress to the Real Property and the Improvements (“Licenses and Permits); and

     (c)  all preliminary, final and proposed building plans and specifications (including “as-built” drawings) respecting the Improvements, and all structural reviews, architectural drawings and engineering, soils, seismic, geologic and architectural reports, studies and certificates and other documents pertaining to the Property which are within the possession of or under the control of Assignor and such additional plans, specifications, reports, studies maintained or prepared after the date of the Agreement (“Records and Plans).

EXHIBIT D	ELECTRONIC ARTS INC.
-1-	[Purchase Agreement]

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns, sells, transfers, sets over and delivers unto Assignee all of Assignor’s estate, right, title and interest in and to the Service Contracts, Licenses and Permits and Records and Plans and Assignee hereby accepts such assignment.

     Assignor hereby covenants that Assignor will, at any time and from time to time, upon written request therefor, execute and deliver to Assignee, Assignee’s successor, nominees and assigns, any reasonable documents which Assignee, Assignee’s successors, nominees and assigns may reasonably request in order to fully assign and transfer to and vest in Assignee, or Assignee’s successors the rights conveyed hereunder.

     Assignee hereby assumes the performance of all of the terms, covenants and conditions imposed upon Assignor under the Service Contracts, Licenses and Permits, and Records and Plans accruing or arising on or after the date of recordation of the Deed (as defined in the Agreement).

     Assignee hereby agrees to indemnify, defend, protect and hold harmless Assignor, Assignor’s agents and Assignor’s and their successors and assigns from and against any and all claims, losses, liabilities and expenses, including reasonable attorneys’ fees, suffered or incurred by Assignor by reason of any breach by Assignee from and after the date of recordation of the Deed of any of Assignee’s obligations under the Service Contracts, Licenses and Permits or Records and Plans.

     Assignor hereby agrees to indemnify, defend, protect and hold harmless Assignee, Assignee’s agents and Assignee’s and their successors and assigns from and against any and all claims, losses, liabilities and expenses, including reasonable attorneys’ fees, suffered or incurred by Assignee by reason of any breach by Assignor prior to the date of recordation of the Deed of any of Assignor’s obligations under the Service Contracts, Licenses and Permits or Records and Plans.

     In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, conditions, agreements or provisions on the part of the other party arising out of this Assignment, then in that event the prevailing party shall be entitled to have and recover of and from the other party all costs and expenses of the action or suit, including reasonable attorneys’ fees.

     This Assignment shall be binding upon and inure to the benefit of the successors, assignees, personal representatives, heirs and legatees of all the respective parties hereto.

     This Assignment shall be governed by, interpreted under, and construed and enforceable in accordance with, the laws of this State of California.

     This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, together, shall constitute one and the same instrument.

EXHIBIT D	ELECTRONIC ARTS INC.
-2-	[Purchase Agreement]

     IN WITNESS WHEREOF, Assignor and Assignee have executed and delivered this Assignment as of the day and year first above written.

a	a

By:	By:

Its:		Its:

	“Assignor”		“Assignee”

EXHIBIT D	ELECTRONIC ARTS INC.
-3-	[Purchase Agreement]

EXHIBIT A TO EXHIBIT D

LEGAL DESCRIPTION OF REAL PROPERTY

[TO BE PROVIDED]

EXHIBIT A TO
EXHIBIT D	ELECTRONIC ARTS INC.
-1-	[Purchase Agreement]

EXHIBIT E

TRANSFEROR’S CERTIFICATE OF NON-FOREIGN STATUS

     Section 1445 of the Internal Revenue Code provides that a transferee (purchaser) of a U.S. real property interest must withhold tax if the transferor (seller) is a foreign person. To inform ELECTRONIC ARTS INC., a Delaware corporation (“Transferee”), that withholding of tax under § 1445 of the Internal Revenue code is not required upon the disposition of a U.S. real property interest by                           (“Transferor”) Transferor hereby certifies:

1.	Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations).

2.	Transferor’s Federal Employer Identification Number is .

3.	Transferor’s office address is:

; and

4.	The address or description of the property which is the subject matter of the disposition is .

     Transferor understands that this certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

     Under penalty of perjury, Transferor declares that (a) it has examined this certification, (b) to the best of its knowledge and belief, this certification is true, correct and complete, and (c) the individual executing this certification on behalf of Transferor has full authority to do so.

a

By:

Name:

Title:

Dated:

EXHIBIT E	ELECTRONIC ARTS INC.
-1-	[Purchase Agreement]

EXHIBIT F

TENANT NOTIFICATION LETTER

, 2003

To:All Tenants

Re:	Your lease (the “Lease”) at that certain property located at the above addresses and commonly known as (the “Property”)

Ladies and Gentlemen:

     You are hereby notified that                                ,                                (the “Seller”), has sold the Property to                                , a                                (“Buyer”), as of the date of this Tenant Notice Letter set forth above (the “Closing Date”), and in connection with such sale the Seller has assigned and transferred its interest in the Lease, and delivered any and all security deposits thereunder or relating thereto to Buyer, and Buyer has assumed the performance of all of the Seller’s obligations accruing or arising under the Lease from and after the Closing Date. Accordingly, (i) all of your obligations under the Lease from and after the Closing Date (including your obligations to pay rent and fulfill your insurance requirements) shall be performable to and for the benefit of Buyer, its successors and assigns and (ii) all of the obligations of the “landlord” under the Lease (including any obligations to repay or account for any security deposits thereunder) from and after the Closing Date shall be the binding obligations of Buyer and its successors and assigns.

EXHIBIT F	ELECTRONIC ARTS INC.
-1-	[Purchase Agreement]

     The address of Buyer for all purposes under the Lease (including the payments of rentals, the recoupment of and security deposits and the giving of any notices provided for in the Lease) is:

Attention

Very truly yours,

By:

[Name]
[Title]

EXHIBIT F	ELECTRONIC ARTS INC.
-2-	[Purchase Agreement]

EXHIBIT G

ADVERSE CLAIMS; INSOLVENCY

[TO BE COMPLETED PRIOR TO EXECUTION OF THE APPLICABLE PURCHASE
AGREEMENT]

EXHIBIT G -1-	ELECTRONIC ARTS INC. [Purchase Agreement]

EXHIBIT H

NOTICES

[TO BE COMPLETED PRIOR TO EXECUTION OF THE APPLICABLE PURCHASE
AGREEMENT]

EXHIBIT H	ELECTRONIC ARTS INC.
-1-	[Purchase Agreement]

EXHIBIT I

EXCEPTIONS TO TITLE OF SELLER

[TO BE COMPLETED PRIOR TO EXECUTION OF THE APPLICABLE PURCHASE
AGREEMENT]

EXHIBIT I	ELECTRONIC ARTS INC.
-1-	[Purchase Agreement]

EXHIBIT J

SERVICE CONTRACTS

[TO BE COMPLETED PRIOR TO EXECUTION OF THE APPLICABLE PURCHASE
AGREEMENT]

EXHIBIT J	ELECTRONIC ARTS INC.
-1-	[Purchase Agreement]

EXHIBIT K

TENANT LEASES

[TO BE COMPLETED PRIOR TO EXECUTION OF THE APPLICABLE PURCHASE
AGREEMENT]

EXHIBIT K -1-	ELECTRONIC ARTS INC. [Purchase Agreement]

EXHIBIT L

BILL OF SALE

     THIS BILL OF SALE (“Bill of Sale”) is made this            day of                     , 20     , by                               , a                           (“Seller”), in favor of                     , a                      (“Buyer”).

WITNESSETH:

     Seller and Buyer entered into that certain Agreement of Purchase and Sale and Joint Escrow Instructions dated as of                     , 20      (“Agreement”) respecting the sale of certain “Property,” as that term is defined in the Agreement.

     Under the terms of the Agreement, Seller is obligated to transfer to Buyer any and all of its right, title and interest in and to all equipment, appliances, tools, machinery, supplies, building materials and other personal property of every kind and character owned by Seller and attached to, appurtenant to, located in or used in connection with the operation of the improvements (“Improvements”) commonly known as                [PROJECT NAME]                and located on the real property, described in Exhibit “A” attached hereto, including, without limitation, (A) all preliminary, final and proposed building plans and specifications (including “as-built” drawings) respecting the Improvements, (B) all structural reviews, architectural drawings and engineering, soils, seismic, geologic and architectural reports, studies and certificates and other documents pertaining to the Property which are within the possession or the control of Seller, and (C) those items described on the “Personal Property Schedule,” as that term is defined in the Agreement (collectively, the “Personal Property”).

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller does hereby absolutely and unconditionally give, grant, bargain, transfer, sell, set over, assign, convey, release, confirm and deliver to Buyer all of the Personal Property.

     Seller hereby covenants that Seller will, at any time and from time to time upon written request therefor, execute and deliver to Buyer, Buyer’s successors, nominees or assigns, such documents as Buyer or they may reasonably request in order to fully assign and transfer to and vest in Buyer or Buyer’s successors, nominees and assigns the rights or property conveyed herein.

     This Bill of Sale shall be binding upon and inure to the benefit of the successors, assigns, personal representatives, heirs and legatees of Buyer and Seller.

     This Bill of Sale shall be governed by, interpreted under, and constructed and enforceable in accordance with, the laws of the State of California.

EXHIBIT L -1-	ELECTRONIC ARTS INC. [Purchase Agreement]

     IN WITNESS WHEREOF, Seller has executed and delivered this Bill of Sale as of the date first set forth hereinabove.

,
a

By:
Its:

“Seller”

EXHIBIT L -2-	ELECTRONIC ARTS INC. [Purchase Agreement]

EXHIBIT A TO EXHIBIT L

LEGAL DESCRIPTION OF REAL PROPERTY

[TO BE PROVIDED]

EXHIBIT A TO
EXHIBIT L -1-	ELECTRONIC ARTS INC. [Purchase Agreement]

EXHIBIT M

DESCRIPTION OF THE FIELD

[TO BE PROVIDED]

EXHIBIT M -1-	ELECTRONIC ARTS INC. [Purchase Agreement]

EXHIBIT N

TENANT ESTOPPEL CERTIFICATE

     The undersigned as Tenant under that certain Lease (the “Lease”) made and entered into as of           , 200      by and between                           as Landlord, and the undersigned as Tenant, for Premises on the            floor(s) of the office building located at                ,                 California                , certifies as follows:

1.        Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

2.        The undersigned currently occupies the Premises described in the Lease, the Term commenced on                          , and the Term expires on                          , and the undersigned has no option to terminate or cancel the Lease or to purchase all or any part of the Premises of the Building and/or the Project.

3.        Fixed Rent became payable on                               .

4.        The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.

5.        Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:

6.        All monthly installments of Fixed Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through                     . The current monthly installment of Fixed Rent is $                    .

7.        To Tenant’s knowledge, all conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder. In addition, the undersigned has not delivered any notice to Landlord regarding a default by Landlord thereunder.

8.        No rental has been paid more than thirty (30) days in advance and no security has been deposited with Landlord except as provided in the Lease.

9.        As of the date hereof, there are no existing defenses or offsets, or, to the undersigned’s knowledge claims or any basis for a claim, that the undersigned has against Landlord.

10.        If Tenant is a corporation or partnership, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and

EXHIBIT N -1-	ELECTRONIC ARTS INC. [Purchase Agreement]

existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

11.        There are no actions pending against the undersigned under the bankruptcy or similar laws of the United States or any state.

12.        Other than in compliance with all applicable laws and incidental to the ordinary course of the use of the Premises, the undersigned has not used or stored any hazardous substances in the Premises.

13.        To the undersigned’s knowledge, all tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full.

                    The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord or to a prospective mortgagee or prospective purchaser, and acknowledges that said prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of making such loan or acquiring such property.

Executed at              on the day of             , 200      .

“Tenant”:

,
a

By:
Its:

By:
Its:

EXHIBIT N -2-	ELECTRONIC ARTS INC. [Purchase Agreement]